                                                                   EXHIBIT 99.7

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                                 $550,000,000
                          SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT



                                     AMONG



                             KEY ENERGY GROUP, INC.



                              THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO



                        PNC BANK, NATIONAL ASSOCIATION,
                            AS ADMINISTRATIVE AGENT



                           NORWEST BANK TEXAS, N.A.,
                              AS COLLATERAL AGENT


                                      AND


                           PNC CAPITAL MARKETS, INC.
                                  AS ARRANGER



                            DATED AS OF JUNE 6, 1997
                        AS AMENDED AND RESTATED THROUGH
                               SEPTEMBER 14, 1998


================================================================================

                               TABLE OF CONTENTS

                                                                                                               Page
SECTION 1. DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         1.1 Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
         1.2 Other Definitional Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         2.1  Term Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         2.2  Procedure for Term Loan Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         2.3  Repayment of Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
         2.4 Revolving Commitments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    31
         2.5 Procedure for Revolving Loan Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
         2.6 Commitment Fees, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
         2.7 Repayment of Loans; Evidence of Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
         2.8 Optional Termination or Reduction of Revolving Commitments . . . . . . . . . . . . . . . . . . .    34
         2.9 Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
         2.10 Mandatory Prepayments and Commitment Reductions . . . . . . . . . . . . . . . . . . . . . . . .    34
         2.11 Conversion and Continuation Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
         2.12 Minimum Amounts and Maximum Number of Eurodollar Tranches . . . . . . . . . . . . . . . . . . .    37
         2.13 Interest Rates and Payment Dates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
         2.14 Computation of Interest and Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         2.15 Inability to Determine Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
         2.16 Pro Rata Treatment and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
         2.17 Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
         2.18 Requirements of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
         2.19 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    42
         2.20 Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
         2.21 Change of Lending Office. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
         2.22 Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
         2.23 Replacement of Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
         2.24 Reallocation of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45

 SECTION 3. LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
         3.1 L/C Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
         3.2 Procedure for Issuance of Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
         3.3 Fees, Commissions and Other Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
         3.4 L/C Participation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
         3.5 Reimbursement Obligation of the Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
         3.6 Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
         3.7 Letter of Credit Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
         3.8 Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49

SECTION 4. REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
         4.1 Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
         4.2 No Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
         4.3 Corporate Existence; Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
         4.4 Corporate Power; Authorization; Enforceable Obligations. . . . . . . . . . . . . . . . . . . . .    51
         4.5 No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
         4.6 No Material Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
         4.7 No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
         4.8 Ownership of Property; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
         4.9 Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
         4.10 No Burdensome Restrictions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52

                                       i

                                                                                                               Page
         4.11 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       53
         4.12 Federal Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       53
         4.13 ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       53
         4.14 Investment Company Act; Other Regulations. . . . . . . . . . . . . . . . . . . . . . . . . .       53
         4.15 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54
         4.16 Purpose of Loans; Limitations on Use . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54
         4.17 Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       54
         4.18 Accuracy of Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       56
         4.19 Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       56
         4.20 Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       57
         4.21 Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       58
         4.22 Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       58
         4.23 Excluded Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       58
         4.24 Oil and Gas Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       58
         4.25 Year 2000 Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       58

SECTION 5. CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       59
         5.1 Conditions to Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       59
         5.2 Conditions to Loans made on or after the Merger Date and occurrence of
                Scheduled Revolving Termination Date . . . . . . . . . . . . . . . . . . . . . . . . . . .       63
         5.3 Conditions to Each Extension of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . .       64

SECTION 6. AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       65
         6.1 Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       65
         6.2 Certificates; Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       65
         6.3 Payment of Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       67
         6.4 Conduct of Business and Maintenance of Existence, etc.. . . . . . . . . . . . . . . . . . . .       67
         6.5 Maintenance of Property; Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       67
         6.6 Inspection of Property; Books and Records; Discussions. . . . . . . . . . . . . . . . . . . .       67
         6.7 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       67
         6.8 Environmental Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       68
         6.9 Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       69
         6.10 Additional Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       70
         6.11 Consummation of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       72
         6.12 Interest Rate Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       72
         6.13 Subordinated Put Facility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       72
         6.14 Post-Closing Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       73

SECTION 7. NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       73
         7.1 Financial Condition Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       74
         7.2 Limitation on Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       76
         7.3 Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       78
         7.4 Limitation on Guarantee Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
         7.5 Limitation on Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80
         7.6 Limitation on Sale of Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       81
         7.7 Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       82
         7.8 Limitation on Capital Expenditures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       82
         7.9 Limitation on Investments, Loans and Advances . . . . . . . . . . . . . . . . . . . . . . . .       83
         7.10 Limitation on Optional Payments and Modifications of Debt Instruments and
                 Organizational Documentation, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . .       84
         7.11 Limitation on Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . .       85
         7.12 Limitation on Sales and Leasebacks . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       85
         7.13 Limitation on Change of Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       85
         7.14 Limitation on Negative Pledge Clauses. . . . . . . . . . . . . . . . . . . . . . . . . . . .       85
         7.15 Limitation on Lines of Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       86

                                                                                                               Page
         7.16 Limitation on Consolidated Lease Expense...................................................        86

SECTION 8. EVENTS OF DEFAULT.............................................................................        86

SECTION 9. THE AGENTS....................................................................................        89
         9.1 Appointment.................................................................................        89
         9.2 Delegation of Duties........................................................................        89
         9.3 Exculpatory Provisions......................................................................        89
         9.4 Reliance by Agents..........................................................................        90
         9.5 Notice of Default...........................................................................        90
         9.6 Non-Reliance on Agents and Other Lenders....................................................        91
         9.7 Indemnification.............................................................................        91
         9.8 Agents in Their Individual Capacities.......................................................        91
         9.9 Successor Agents............................................................................        92

SECTION 10. MISCELLANEOUS................................................................................        92
         10.1 Amendments and Waivers.....................................................................        92
         10.2 Notices....................................................................................        93
         10.3 No Waiver; Cumulative Remedies.............................................................        94
         10.4 Survival...................................................................................        94
         10.5 Payment of Expenses and Taxes..............................................................        94
         10.6 Successors and Assigns; Participation and Assignments......................................        95
         10.7 Adjustments; Set-off.......................................................................        98
         10.8 Counterparts...............................................................................        99
         10.9 Severability...............................................................................        99
         10.10 Integration...............................................................................        99
         10.11 GOVERNING LAW.............................................................................        99
         10.12 Submission To Jurisdiction; Waivers.......................................................        99
         10.13 Acknowledgements..........................................................................       100
         10.14 WAIVERS OF JURY TRIAL.....................................................................       100
         10.15 Confidentiality...........................................................................       100
         10.16 Enforceability; Usury.....................................................................       101
         10.17 Intercreditor Agreement...................................................................       101

ANNEXES:

I                Pricing Grid A
II               Pricing Grid B



SCHEDULES:

1.1A             Commitments; Lending Offices and Addresses
1.1B             Mortgaged Property
1.1C             Mortgaged Oil and Gas Properties
3.1              Existing Letters of Credit
4.4              Consents
4.8              Other Real Property Interests
4.15             Subsidiaries
4.19(b)          UCC Filing Jurisdictions
4.19(c)          Mortgage Filing Jurisdictions
4.19(d)          Oil and Gas Mortgage Filing Jurisdictions
6.14(a)(i)       Unperfected Vehicles
6.14(a)(ii)      Newly Acquired Vehicles
7.2              Existing Indebtedness
7.3              Existing Liens
7.9(c)           Additional Permitted Acquisitions



EXHIBITS:

A                Form of Master Guarantee and Collateral Agreement
B                Form of Mortgage Amendment
C                Form of Oil and Gas Mortgage Amendment
D                Form of Closing Certificate
E                Form of Exemption Certificate
F                Form of Assignment and Acceptance
G                Form of Compliance Certificate
H                Form of Intercreditor Agreement
I                Form of Prepayment Option Notice
J                Form of Pro Forma EBITDA Statement

                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 6, 1997, as amended and restated through September 14, 1998, among KEY ENERGY GROUP, INC., a Maryland corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), NORWEST BANK TEXAS, N.A., as Collateral Agent for the Lenders hereunder (in such capacity, the "Collateral Agent") and PNC CAPITAL MARKETS, INC., as arranger with respect to the credit facilities contained herein (in such capacity, the "Arranger").


                             W I T N E S S E T H :


                 WHEREAS, the Borrower, the Lenders, the Administrative Agent and the Collateral Agent are parties to the Amended and Restated Credit Agreement, dated as of June 6, 1997 (as amended and restated through November 6, 1997 and as further amended prior to the date hereof, the "Existing Credit Agreement");

                 WHEREAS, pursuant to the Existing Credit Agreement, the Lenders have over time made revolving credit loans ("Existing Revolving Credit Loans") to, and have issued letters of credit ("Existing Letters of Credit") for the account of, the Borrower which are secured pursuant to the Security Documents (as hereinafter defined);

                 WHEREAS, Midland Acquisition Corp., a New Jersey corporation and a direct, wholly owned subsidiary of the Borrower ("Midland"), has made an offer (the "Tender Offer") to purchase all the shares of common stock (and associated common stock purchase rights) of Dawson Production Services, Inc., a Texas corporation ("Dawson"), at a price of $17.50 per share;

                 WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of August 11, 1998, among the Borrower, Midland and Dawson (the "Merger Agreement") after the consummation of the Tender Offer, Midland will merge with and into Dawson and thereafter no later than the next day Dawson will merge with and into the Borrower (the "Merger", together with the Tender Offer, the "Acquisition") with the Borrower being the surviving corporation of the Merger;

                 WHEREAS, in connection with the Acquisition, the Borrower has requested that the Existing Credit Agreement be amended and restated to provide senior credit facilities in the aggregate amount of $550,000,000 and the Lenders are willing to makes such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

                 WHEREAS, this Second Amended and Restated Credit Agreement is intended to confirm and evidence (i) the amendment and restatement and continuation (but not payment) of the existing obligations of the Loan Parties under the Loan Documents and (ii) the continuation as security for the indebtedness and obligations under this Second Amended and Restated Agreement and the other Loan Documents, without any release or termination whatsoever, of all liens and security interests granted under and in connection with the Existing Credit Agreement and the other Loan Documents;

                 ACCORDINGLY, the parties hereto hereby agree that on the Closing Date, the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                             SECTION 1. DEFINITIONS

                 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "Acquisition Documentation" collectively, the Tender Offer Documents and the Merger Agreement and all exhibits and annexes thereto in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 7.10.

                 "Adjustment Date": each date on or after the First Full Fiscal Quarter Date that is the second Business Day following receipt by the Lenders of both (i) the financial statements required to be delivered pursuant to Section 6.1(a) or 6.1(b), as applicable, for the most recently completed fiscal period (which shall be the First Full Fiscal Quarter Date, in the case of the Adjustment Date occurring on or immediately after the First Full Fiscal Quarter Date) and (ii) the related compliance certificate required to be delivered pursuant to
         Section 6.2(b) with respect to such fiscal period.

                 "Administrative Agent": as defined in the preamble hereto.

                 "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or
         (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Notwithstanding the foregoing (i) no Subsidiary of the Borrower shall be deemed to be an Affiliate of the Borrower and (ii) no Affiliate of any investment company that controls the Borrower shall be deemed to be an Affiliate of the Borrower solely because such investment company Affiliate is in control of, is controlled by, or is under common control with, such investment company.

                 "Agents": the collective reference to the Arranger, the Collateral Agent and the Administrative Agent.

                 "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of
         (i) the aggregate then unpaid principal amount of such Lender's Term Loans and the undrawn amount of its Term Loan Commitments then in effect and (ii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                 "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                 "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                 "Applicable Margin": during the period from the Closing Date until the first Adjustment Date, for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                  Base Rate Loans                    Eurodollar Loans
                                  ---------------                    ----------------
             Revolving Loans         1.25%                                      2.75%
             Tranche A Loans         1.25%                                      2.75%
             Tranche B Loans         1.75%                                      3.25%

         provided that from and after the occurrence of the Minimum Equity Event each of the foregoing Applicable Margins shall be reduced by .50%.

         On and after the first Adjustment Date, the Applicable Margin with respect to Revolving Loans, Tranche A Loans and Tranche B Loans will be adjusted on each Adjustment Date to the applicable rate per annum set forth under the heading "Applicable Margin for Loans which are Eurodollar Loans" or "Applicable Margin for Loans which are Base Rate Loans", as the case may be, on the Pricing Grid then in effect which corresponds to the Consolidated Leverage Ratio as determined from the financial statements and compliance certificate relating to the end of the fiscal period immediately preceding such Adjustment Date; provided, that in the event that the financial statements required to be delivered pursuant to Section 6.1(a) or 6.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to Section 6.2(b), are not delivered when due, then

                                  (i)       if such financial statements and
                 compliance certificate are delivered after the date such financial statements and compliance certificate were required to be delivered (but no more than 30 days after such date) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin in respect of the Loans during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered shall, except as otherwise provided in clause (iii) below, be the Applicable Margin as so increased;

                                  (ii)      if such financial statements and
                 compliance certificate are delivered after the date such financial statements and compliance certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

                                  (iii)     if such financial statements and
                 compliance certificate are not delivered prior to the expiration of 30 days after the date such financial statements and compliance certificate were required to be delivered, then, effective upon such expiration, for the period from the date 30 days after which such financial statements and compliance certificate were required to be delivered until two Business Days following the date upon which they actually are delivered, the Applicable Margin in respect of Loans shall be that set forth under Level VI on the Pricing Grid then in effect (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 8).

                 "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                 "Argentine Subsidiaries": Kenting, Servicios and Transportes.

                 "Arranger": as defined in the preamble hereto.

                 "Assignee": as defined in Section 10.6(c).

                 "Available Revolving Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment over (b) such Lender's Revolving Extensions of Credit.

                 "Base Rate": for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum established from time to time by PNC Bank, National Association as its prime rate in effect at its principal office in Pittsburgh (the Prime Rate not being intended to be the lowest rate of interest charged by PNC Bank, National Association in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                 "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                 "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                 "Borrower": as defined in the preamble hereto.

                 "Business Day": (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                 "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a Financing Lease) of fixed or capital assets or additions to equipment (including replacements and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries; provided that "Capital Expenditures" shall not include (i) expenditures for Permitted Acquisitions or (ii) expenditures by any Person prior to the time such Person was acquired by the Borrower or any Subsidiary in a Permitted Acquisition.

                 "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any Financing Lease and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                 "Capital Stock": any and all shares of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

                 "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) demand deposits, certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of (i) an issuer rated at least A-1 by Standard & Poor's Ratings Services or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally or (ii) the holding company of any Lender, and, in either case, maturing within twelve months from the date of acquisition; and (d) money market funds the assets of which consist primarily of obligations of the types referred to in clauses (a) through (c) above.

                 "Change of Control": a "Change of Control" shall be deemed to occur if a "Change in Control" (as defined in the 1997 Indenture or, if the 1997 Indenture shall have been terminated, as defined in the 1997 Indenture immediately prior to such termination) shall occur.

                 "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall be satisfied and the initial Loans are made hereunder, which date shall be no later than September 30, 1998.

                 "Code": the Internal Revenue Code of 1986, as amended.

                 "Collateral": all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                 "Collateral Agent": as defined in the preamble hereto.

                 "Commercial Letter of Credit": as defined in Section 3.1(a).

                 "Commitment": as to any Lender, the sum of the Tranche A Term Commitment, the Tranche B Term Commitment and the Revolving Commitment of such Lender.

                 "Commitment Fee Rate": during the period from the Closing Date until the first Adjustment Date 0.50% annum. On and after the first Adjustment Date, the Commitment Fee Rate will be adjusted on each Adjustment Date to the applicable rate per annum set forth under the heading "Commitment Fee Rate" on the Pricing Grid then in effect which corresponds to the Consolidated Leverage Ratio as determined from the financial statements and compliance certificate relating to the end of the fiscal period immediately preceding such Adjustment Date; provided, that in the event that the financial statements required to be delivered pursuant to Section 6.1(a) or 6.1(b), as applicable, and the related compliance certificate required to be delivered pursuant to Section 6.2(b), are not delivered when due, then

                                  (i)       if such financial statements and
                 compliance certificate are delivered after the date such financial statements and compliance certificate were required to be delivered (but no more than 30 days after such date) and the Commitment Fee Rate increases from that previously in effect as a result of the delivery of such financial statements, then the Commitment Fee Rate in respect of the Loans during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered shall, except as otherwise provided in clause (iii) below, be the Commitment Fee Rate as so increased;

                                  (ii)      if such financial statements and
                 compliance certificate are delivered after the date such financial statements and compliance certificate were required to be delivered and the Commitment Fee Rate decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Commitment Fee Rate shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

                                  (iii)     if such financial statements and
                 compliance certificate are not delivered prior to the expiration of 30 days after the date such financial statements and compliance certificate were required to be delivered, then, effective upon such expiration, for the period from the date 30 days after which such financial statements and compliance certificate were required to be delivered until two Business Days following the date upon which they actually are delivered, the Commitment Fee Rate in respect of Loans shall be that set forth under Level VI on the Pricing Grid then in effect (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 8).

                 "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                 "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit G.

                 "Confidential Information Memorandum": the Confidential Information Memorandum dated September 1998 with respect to the Borrower and the credit facilities provided for herein.

                 "Consolidated" or "consolidated": when used in respect of any Subsidiary or any financial statements or financial term relating to the Borrower and its Subsidiaries, refers to the Borrower and the Subsidiaries of the Borrower (including Excluded Subsidiaries) whose accounts are consolidated with the Borrower's accounts in accordance with GAAP.

                 "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                 "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans to the extent otherwise included therein.

                 "Consolidated EBITDA": with respect to any Person for any period, Consolidated Net Income of such Person for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of
         (a) total income tax expense, (b) interest expense, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (f) any other noncash charges, (g) if applicable, non-recurring transaction expenses incurred in connection with the consummation of the Acquisition and related financings, restructuring charges, write-off of goodwill and licensing agreements, and (h) for the fiscal period ending June 30, 1999, only, minority interest adjustments related to Dawson, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other noncash income (other than any income represented by a receivable that in the ordinary course would be expected to be paid in cash), all as determined on a consolidated basis.

                 "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense for such period; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period of four full fiscal quarters, the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries which upon such acquisition becomes a Consolidated Subsidiary or is merged into the Borrower or a Subsidiary (including, without limitation, Dawson and its Subsidiaries) during such period shall be included on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four full fiscal quarters and assuming only such cost reductions as are related to such acquisition and are realizable on or before the date of calculation) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for such period (i) have been previously provided to the Administrative Agent and the Lenders and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit (other than a "going concern" or like qualification or exception) by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent.

                 "Consolidated Interest Expense": for any period, total interest expense (including that attributable to Capital Lease Obligations), both expensed and capitalized, of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements and excluding fees owed with respect to the Existing Credit Agreement and the imputed interest attributable to Senior Subordinated Notes that are original issue discount notes to the extent such net costs are allocable to such period in accordance with GAAP), determined on a consolidated basis in accordance with GAAP, net of interest income of the Borrowers and its Subsidiaries for such period (determined on a consolidated basis in accordance with GAAP).

                 "Consolidated Lease Expense": for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property; provided that amounts payable under Financing Leases and oil and gas leases shall be excluded from Consolidated Lease Expense.

                 "Consolidated Leverage Ratio": on the date of any determination thereof, the ratio of (a) Consolidated Total Debt on such date, less the amount of cash and Cash Equivalents in excess of $5,000,000 held by the Borrower and its Subsidiaries on such date to
         (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the four full fiscal quarters ending on such date; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period of four full fiscal quarters, the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries which upon such acquisition becomes a Consolidated Subsidiary or is merged into the Borrower or a Subsidiary (including, without limitation, Dawson and its Subsidiaries) during such period shall be included on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four full fiscal quarters and assuming only such cost reductions as are related to such acquisition and are realizable on or before the date of calculation) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for such period (i) have been previously provided to the Administrative Agent and the Lenders and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit (other than a "going concern" or like qualification or exception) by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent.

                 "Consolidated Net Income": with respect to any Person for any period, the consolidated net income (or loss) of such Person for such period, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Net Worth": at a particular date, as to any Person, the amount which would be included under stockholders' equity on a consolidated balance sheet of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Senior Debt": with respect to the Borrower and its Subsidiaries, consolidated Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP other than Subordinated Indebtedness.

                 "Consolidated Senior Leverage Ratio": on the date of any determination thereof, the ratio of (a) Consolidated Senior Debt on such date, less the amount of cash and Cash Equivalents in excess of $5,000,000 held by the Borrower and its Subsidiaries on such date to
         (b) Consolidated EBITDA of the Borrower and its Subsidiaries for the four full fiscal quarters ending on such date; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period of four full fiscal quarters, the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries which upon such acquisition becomes aConsolidated Subsidiary or is merged into the Borrower or a Subsidiary (including, without limitation, Dawson and its Subsidiaries) during such period shall be included on a pro forma basis for such period of four full fiscal quarters (assuming the consummation of each such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period of four full fiscal quarters and assuming only such cost reductions as are related to such acquisition and are realizable on or before the date of calculation) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for such period (i) have been previously provided to the Administrative Agent and the Lenders and (ii) either (A) have been reported on without a qualification arising out of the scope of the audit (other than a "going concern" or like qualification or exception) by independent certified public accountants of nationally recognized standing or (B) have been found acceptable by the Administrative Agent.

                 "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, which on a consolidated basis in accordance with GAAP would be required to be reflected on a consolidated balance sheet of the Borrower and its Subsidiaries as a liability.

                 "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                 "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Convertible Subordinated Debentures": the 7% Convertible Subordinated Debentures due 2003 issued by the Borrower pursuant to the Indenture.

                 "Dawson": as defined in the recitals hereto.

                 "Dawson Change of Control": "change of control" as defined in the Dawson Indenture which occurs in connection with the Acquisition.

                 "Dawson Indenture": the indenture, dated as of February 20, 1997, among Dawson, certain Subsidiaries of Dawson and U.S. Trust Company of Texas, N.A., as trustee.

                 "Dawson 9-3/8% Notes": the 9-3/8% Senior Notes due 2007 issued by Dawson pursuant to the Dawson Indenture.

                 "Dawson Put Termination Date": 70 days after the earlier of
         (i) the Closing Date and (ii) the date the Dawson Change of Control occurs.

                 "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                 "Disqualified Stock": any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year and one day after the final maturity of the Loans as provided on the date hereof.

                 "Dollars" and "$": dollars in lawful currency of the United States.

                 "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                 "Environmental Program": as defined in Section 5.1(n).

                 "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or at any time hereafter is, in effect.

                 "Environmental Permits": any and all permits, licenses, registrations, approvals, notifications, exemptions and any other authorization required under any Environmental Law.

                 "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                 "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such service), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                 "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                 "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                   ------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                 "Eurodollar Tranche": the collective reference to Eurodollar Loans, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                 "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                 "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income,
         (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) an amount equal to the aggregate net non-cash loss on the disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures), (iii) the aggregate amount of all prepayments of Revolving Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the aggregate amount of all mandatory prepayments of Funded Debt of the Borrower and its Subsidiaries made during such fiscal year pursuant to Section 2.10(d), (vi) increases in Consolidated Working Capital for such fiscal year, and (vii) an amount equal to the aggregate net non-cash gain on the disposition of property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

                 "Excess Cash Flow Application Date": as defined in Section 2.10(c).

                 "Excluded Vehicles": as defined in the Master Guarantee and Collateral Agreement.

                 "Excluded Subsidiary" or "Excluded Subsidiaries": (a) Production Systems, Inc., WellTech, Inc. (California), WellTech, Inc., WellTech Oilfield Services (Canada), Ltd., WellTech Oilfield Services Limited, WellTech (Overseas) Limited, and Bronson Transport, Inc., (b) Thunderbird Tool Company, (c) KEG Canal Properties, Inc., KEG Villa Ashley, Inc., KEG Anna Heights, Inc., KEG Orleans Place, Inc., and Pyramid Land Corporation, (d) Dawson Production Services de Mexico, S.A. de C.V. and Ubicadora de Tecnicos, S.A. de C.V. and (e) any other entity which becomes a Subsidiary of Borrower after the date of this Agreement if such entity has assets with a book value of $1,000,000 or less and annual revenues of $1,000,000 or less; provided that all entities deemed to be Excluded Subsidiaries under this subsection (e) may not have, in the aggregate, assets with a book value exceeding $5,000,000 or annual revenues exceeding $5,000,000.

                 "Existing Credit Agreement": as defined in the recitals hereto.

                 "Existing Letters of Credit": as defined in Section 3.1.

                 "Existing Oil and Gas Mortgages": the Oil and Gas Mortgages listed on Schedule 1.1C.

                 "Existing Mortgages": the Mortgages listed on Schedule 1.1B.

                 "Existing Revolving Credit Loans": as defined in the recitals hereto.

                 "Facility": each of (a) the Tranche A Term Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Facility"),
         (b) the Tranche B Term Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Facility"), and (c) the Revolving Commitments and the extensions of credit made thereunder (the "Revolving Facility").

                 "Financing Lease": any lease (or other similar arrangement conveying the right to use) of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                 "First Fiscal Quarter Date": the last day of the first full fiscal quarter of the Borrower completed after the Closing Date.

                 "Foreign Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States.

                 "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the

         Loans.

                 "GAAP": generally accepted accounting principles in the United States in effect from time to time.

                 "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                 "Hedge Obligations": as defined in the Master Guarantee and Collateral Agreement.

                 "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of such Person's business not more than 150 days past due or being contested in good faith), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party under acceptance, letter of credit or similar facilities (other than obligations in respect of undrawn letters of credit securing trade payables or performance obligations incurred in the ordinary course of business not more than 150 days past due or being contested in good faith), (g) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of Indebtedness of others and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (but if not so assumed, the amount of such obligation shall be deemed not to exceed the fair market value of the property subject to the Lien).

                 "Indenture": the Indenture, dated as of July 3, 1996, between the Borrower and American Stock Transfer & Trust Company, as trustee.

                 "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                 "Insolvent": pertaining to a condition of Insolvency.

                 "Insurance Policies": (i) the insurance policies the Borrower is required to maintain pursuant to Section 6.5 and (ii) the insurance policies the Borrower is required to maintain pursuant to Section 5.3 of the Master Guarantee and Collateral Agreement.

                 "Intercreditor Agreement": the Intercreditor and Collateral Agency Agreement, substantially in the form of Exhibit H, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                 "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                          (ii) any Interest Period that would otherwise extend beyond the Schedule Termination Date shall end on the Scheduled Termination Date;

                          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                          (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                 "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any Subsidiary is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

                 "Interest Rate Protection Agreement Obligation": in respect of any Loan Party, the obligation of such Loan Party under an Interest Rate Protection Agreement to make a payment to the counterparty thereto in the event of a termination event or similar occurrence thereunder.

                 "Interim Loan Agreement": the Bridge Loan Agreement, dated as of the date hereof, among the Borrower, the Subsidiaries of the Borrower party thereto, Lehman Commercial Paper Inc., as administrative agent, Lehman Brothers Inc., as arranger and the several lenders party thereto, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.10.

                 "Interim Loans": the principal amount of Indebtedness outstanding under the Interim Loan Agreement (excluding the term loans and/or exchange notes refinancing such Indebtedness).

                 "Investment Property": as defined in the Master Guarantee and Collateral Agreement.

                 "Issuing Lender": (a) with respect to the Existing Letters of Credit, Norwest Bank and any issuer under the Existing Credit Agreement of an Existing Letter of Credit and (b) with respect to any Letters of Credit issued after the Closing Date, any Lender designated as "Issuing Lender" hereunder by the Borrower with the consent of the Administrative Agent and such Lender, in its capacity as issuer of any Letter of Credit.

                 "Kenting": Kenting Holdings (Argentina) S.A., an Argentine corporation, and Kenting Drilling (Argentina) S.A., an Argentine corporation.

                 "L/C Commitment": $20,000,000.

                 "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Commitment Period.

                 "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

                 "L/C Participants": the collective reference to all the Revolving Lenders other than the Issuing Lender.

                 "Lenders": as defined in the preamble hereto (which shall include the Issuing Lender).

                 "Letters of Credit": as defined in Section 3.1(a).

                 "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing) and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                 "Loan": any loan made by any Lender under this Agreement.

                 "Loan Documents": this Agreement, the Notes, the Applications, the Security Documents and the Intercreditor Agreement.

                 "Loan Parties": at any time, the Borrower and each Domestic Subsidiary of the Borrower which, at such time, is, or is required by the terms hereof to be, a party to a Loan Document.

                 "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans (and related undrawn Term Loan Commitments) or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

                 "Majority Revolving Facility Lenders": the Majority Facility Lenders in respect of the Revolving Facility.

                 "Margin Stock": as defined in Regulation U.

                 "Master Guarantee and Collateral Agreement": the Amended and Restated Master Guarantee and Collateral Agreement executed and delivered by the Borrower and each of its Domestic Subsidiaries (including the Subsidiaries of Dawson after the Merger Date), substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Material Adverse Effect": a material adverse effect on (a) the Acquisition, (b) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower, its Subsidiaries and the Excluded Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder.

                 "Material Environmental Amount": an amount payable by the Borrower and/or its Subsidiaries under any Environmental Law in excess of $5,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

                 "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactive materials, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                 "Merger": as defined in the recitals hereto.

                 "Merger Agreement": as defined in the recitals hereto.

                 "Merger Date": the date the certificates and/or articles of merger are filed with and accepted by the appropriate secretaries of state as are necessary to be filed and accepted in order to effectuate the merger of Dawson (including any of its successors or assigns) into the Borrower.

                 "Merger Loan Date": the date on which the conditions precedent set forth in Section 5.2 shall be satisfied.

                 "Midland": as defined in the recitals to this Agreement.

                 "Minimum Equity Event": either (i) the receipt by the Borrower of Net Cash Proceeds of at least $75,000,000 from the issuance of Capital Stock of the Borrower after the Closing Date or (ii) one or more issuances by the Borrower of its Capital Stock with a market value at the time of issuance of at least $75,000,000 in the aggregate in connection with the acquisition of one or more Persons or the assets of one or more Persons; provided, no Default or Event of Default shall have occurred and be in existence and provided, further, that with respect to the issuance of Capital Stock of the type referred to in clause (ii) above a Minimum Equity Event shall not be deemed to occur unless and until the ratio of (a) Consolidated Total Debt to (b) the sum of Consolidated Total Debt plus Consolidated Net Worth of the Borrower and its Subsidiaries is equal to or less than 75%.

                 "Moody's":  Moody's Investors Service, Inc.

                 "Mortgage": the collective reference to the Existing Mortgages as amended by the Mortgage Amendments and any mortgage or deed of trust to be made by the appropriate Loan Party in favor of, or for the benefit of, the Collateral Agent, as provided for in the Loan Documents, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Mortgage Amendment": each Mortgage Amendment substantially in the form of Exhibit B to be entered into on or prior to the Closing Date.

                 "Mortgaged Property": the real property listed on Schedule 1.1B, as to which the Collateral Agent has been granted a Lien pursuant to the Mortgages and the real property as to which the Collateral Agent shall be granted a Lien in accordance with Section 6.10.

                 "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "Net Cash Proceeds": (a) in connection with the Significant Disposition, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of the Significant Disposition, net of attorneys' fees, accountants' fees, investment banking fees, brokers' and underwriters' commissions paid to third parties, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of the Significant Disposition (other than any Lien in favor of the Collateral Agent for the benefit of the Lenders), the aggregate amount of reserves required in the reasonable judgment of the Borrower to pay contingent liabilities with respect to the Significant Disposition (provided that amounts deducted from aggregate proceeds pursuant to this clause and not actually paid by the Borrower or any of its Subsidiaries in liquidation of such contingent liabilities shall be deemed to be Net Cash Proceeds and shall be applied in accordance with Section 2.10(c) at such time as the Borrower shall reasonably determine that such amounts are not required to pay contingent liabilities with respect to the Significant Disposition) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements with any Person other than the Borrower and its Subsidiaries) and (b) in connection with any issuance or sale of Capital Stock or debt securities or instruments or the incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                 "1997 Convertible Subordinated Notes": the 5% Convertible Subordinated Notes due 2004 issued by the Borrower pursuant to the 1997 Indenture.

                 "1997 Indenture": the Indenture, dated as of September 25, 1997, between the Borrower and American Stock Transfer & Trust Company, as trustee.

                 "Non-Excluded Taxes": as defined in Section 2.19(a).

                 "Non-U.S. Lender": as defined in Section 2.19(b).

                 "Norwest Bank": Norwest Bank Texas, N.A.

                 "Note": as defined in Section 2.7(e).

                 "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrower to the Arranger, the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent) or otherwise.

                 "Odessa":  Odessa Exploration Incorporated.

                 "Oil and Gas Mortgages": the collective reference to the Existing Oil and Gas Mortgages as amended by the Oil and Gas Mortgage Amendments and any mortgages in favor of the Collateral Agent, as provided for in the Loan Documents, in form and substance reasonably satisfactory to the Collateral Agent, covering the Oil and Gas Properties.

                 "Oil and Gas Mortgage Amendment": each Oil and Gas Mortgage Amendment substantially in the form of Exhibit C to be entered into on or prior to the Closing Date.

                 "Oil and Gas Properties": the oil and gas properties described in Schedule 1.1C which are mortgaged pursuant hereto and the oil and gas properties as to which the Collateral Agent shall be granted a Lien in accordance with Section 6.10.

                 "Participant": as defined in Section 10.6(b).

                 "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                 "Percentage": with respect to the applicable Facility, the Tranche A Term Percentage, the Tranche B Term Percentage and the Revolving Percentage.

                 "Permitted Acquisitions": the acquisition by the Borrower and its Subsidiaries of (a) rigs and other well service equipment, (b) well service companies and (c) oil and gas properties and related equipment, provided that (i) the aggregate amount of cash consideration paid with respect to such acquisitions does not exceed $15,000,000, or (ii) after giving effect to such acquisitions and any borrowings hereunder in connection therewith, (x) the Consolidated Leverage Ratio shall not be more than the lesser of 3.75 to 1.00 or the ratio set forth in subsection 7.1(a) applicable to the Borrower at the time of such acquisition and (y) the sum of (1) the Borrower's cash and Cash Equivalents on hand and (2) the aggregate Available Revolving Commitments shall be at least $20,000,000, or (iii) after giving effect to such acquisition the Consolidated Leverage Ratio is not increased and such acquisition is funded solely with the Borrower's Capital Stock.

                 "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Pledged Notes" and "Pledged Stock": each as defined in the Master Guarantee and Collateral Agreement.

                 "Pricing Grid": during the period from the Closing Date until the Minimum Equity Event, Annex I and thereafter, Annex II.

                 "Pro Forma Balance Sheet": as defined in Section 4.1(a).

                 "Pro Forma EBITDA Statement": an unaudited pro forma statement of Consolidated EBITDA of the Borrower for any period of four full fiscal quarters (including the notes thereto) substantially in the form of Exhibit J hereto.

                 "Projections": as defined in Section 6.2(c).

                 "Properties": the collective reference to the real property owned or leased by the Borrower or any of its Subsidiaries (or with respect to Sections 6.8 and 10.5, any of the Excluded Subsidiaries).

                 "Proved Reserves": the estimated quantities of crude oil, condensate, natural gas and natural gas liquids that adequate geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made).

                 "Put Facility": the collective reference to the "Loan Documents" (as defined in the Interim Loan Agreement), the Interim Loans and the term loans and/or exchange notes refinancing the Interim Loans provided that the terms and provisions of such term loans and exchange notes (including the subordination provisions) shall be as provided in the Interim Loan Agreement and to the extent not provided for therein shall be acceptable to the Administrative Agent and provided further that until the Merger Date, the obligations of the Borrower and its Subsidiaries under the Put Facility may be senior Indebtedness and secured by the Collateral as provided in the Loan Documents and on the Merger Date the obligations of the Borrower and its Subsidiaries under the Put Facility shall be automatically subordinated to the Obligations and the Put Facility shall no longer be secured by the Collateral, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.10.

                 "Register": as defined in Section 10.6(e).

                 "Regulation U": Regulation U of the Board as in effect from time to time.

                 "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                 "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                 "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                 "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and, if the Term Loan Commitments have not been terminated, the aggregate undrawn amount of the Term Loan Commitments then in effect and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                 "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

                 "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Responsible Officer": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

                 "Revolving Borrowing Date": any Business Day specified in a notice pursuant to Section 2.5 as a date on which the Borrower requests the Revolving Lenders to make Revolving Loans hereunder.

                 "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof and as the same shall be reduced pursuant to Section 2.4(c). The original amount of the Total Revolving Commitments is $250,000,000.

                 "Revolving Commitment Period": the period from and including the Closing Date to but not including the Revolving Termination Date, or such earlier date on which the Revolving Commitments shall have been terminated.

                 "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and
         (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding.

                 "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

                 "Revolving Loans":  as defined in Section 2.4(a).

                 "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

                 "Revolving Termination Date": the earlier to occur of (i) 365 days after the Closing Date and (ii) termination or abandonment by the Borrower of the Acquisition; provided, however, that in the event the Merger Loan Date occurs on or before the date referred to in clause
         (i) above, and the Term Loans are made to the full extent of the Term Loan Commitments, the Revolving Termination Date will be extended to the Scheduled Revolving Termination Date.

                 "Scheduled Revolving Termination Date": the fifth anniversary of the Closing Date.

                 "SEC": the Securities and Exchange Commission and any successor thereto.
                 "Security Documents": the collective reference to each Mortgage, each Oil and Gas Mortgage, the Master Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                 "Seller Indebtedness": Indebtedness of the Borrower which is issued to the seller in a Permitted Acquisition as all or a portion of the consideration for such Permitted Acquisition.

                 "Senior Subordinated Note Indenture": the indenture to be entered into by the Borrower in connection with the issuance of Senior Subordinated Notes containing, terms and conditions consistent with those set forth in the definition of Senior Subordinated Notes or such other terms and conditions approved by the Required Lenders and the Administrative Agent, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.10.

                 "Senior Subordinated Notes": either (a) senior subordinated notes, provided that such notes shall:

                          (i) be unsecured, provided that such notes may
                 provide for a covenant requiring equal and ratable security in the event that any Indebtedness that is pari passu with or subordinated to such notes is secured in a manner not prohibited by this Agreement;

                           (ii) not amortize, or otherwise be subject to
                 scheduled redemptions, repurchases or other payments of principal, prior to the date that is one year and one day after the final maturity of the Loans as provided on the date hereof, but may be accompanied by warrants to purchase common stock of the Borrower;

                          (iii) bear interest (x) at a rate per annum not in
                 excess of 17% and (y) payable in cash at a rate per annum not in excess of 14%;

                          (iv) be subordinated to the Loans in a manner no less
                 favorable to the Lenders than the Exchange Notes (as defined in the Interim Loan Agreement) are to be subordinated to the Loans (as provided on the date hereof) on and after the Merger Date;

                          (v) provide for covenants, events of default and
                 remedies not materially less favorable (in each case, taken as a whole) to the Borrower than those applicable to the Exchange Notes (as defined in the Interim Loan Agreement) on the date hereof, subject to modification where necessary to reflect prevailing market terms at the time of issuance of such senior subordinated notes for "high-yield" securities issued by companies of comparable size, credit rating and capitalization (including, without limitation, having in place a senior secured credit facility) to the Borrower, provided, in any event, that such covenants, events of default and remedies shall be no more restrictive of the conduct of business by the Borrower than those in effect on the Stepdown Date (as defined in the Interim Loan Agreement) pursuant to the Interim Loan Agreement (it being understood, in any event, that (x) there shall be no financial maintenance covenants, (y) the indebtedness limitation covenant shall be based only upon an "incurrence test" and (z) there shall be a cross-payment default/cross-acceleration default provision, rather than a simple cross-default provision); and

                          (vi) not require prepayments or mandatory redemption
                 of such senior subordinated notes, except (A) in the event of a "change of control" of the Borrower, subject to terms not materially less favorable (taken as a whole) to the Borrower than those contained in the Exchange Note Indenture (as defined in the Interim Loan Agreement) on the date hereof, and
                 (B) in the event of an asset sale, so long as the proceeds thereof are not required by this Agreement to be used to prepay the Loans or reduce the Commitments or for reinvestment in the Borrower's business, in each case in accordance with this Agreement; or

         (b) other Subordinated Indebtedness the terms and conditions of which are reasonably satisfactory to the Administrative Agent and the Required Lenders.

                 "Servicios": Servicios WellTech, S.A., an Argentine corporation.

                 "Sharing Percentage": the percentage which the then outstanding principal amount of the Interim Loans then constitutes of the sum of (i) the then outstanding principal amount of the Interim Loans and (ii) the then outstanding amount of Reimbursement Obligations, Loans and, without duplication, the L/C Obligations.

                 "Significant Disposition": as defined in Section 7.6(d).

                 "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                 "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured,
         (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                 "S&P":  Standard & Poor's Ratings Group.

                 "Standby Letter of Credit": as defined in Section 3.1(a).

                 "Subordinated Indebtedness": the Convertible Subordinated Debentures, the 1997 Convertible Subordinated Notes, after the Merger Date the Put Facility and the Senior Subordinated Notes and any other Indebtedness of the Borrower subordinated to the prior payment in full of the Obligations to at least the extent the 1997 Convertible Subordinated Notes are subordinated to the Obligations or otherwise in a manner acceptable to the Required Lenders as evidenced by their written approval.

                 "Subsidiary": as to any Person at any date, a corporation, partnership or other entity of which, at such date, shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower (including on and after the Closing Date, Dawson and its Subsidiaries), but such references shall not include any Excluded Subsidiary and reference to Subsidiaries of Dawson shall not include any Excluded Subsidiary.

                 "Subsidiary Guarantor": each Subsidiary of the Borrower which is a party to the Master Guarantee and Collateral Agreement.

                 "Tender Offer": as defined in the recitals hereto.

                 "Tender Offer Documents: the collective reference to the Offer to Purchase, dated August 17, 1998 by Midland and all associated documents filed by the Borrower and/or Midland with the SEC in connection with the Tender Offer prior to the Closing Date.

                 "Term Lenders": the collective reference to the Tranche A Term Lenders and the Tranche B Term Lenders.

                 "Term Loan Borrowing Date": any Business Day specified in a notice pursuant to Section 2.2 as a date on which the Borrower requests the Term Lenders to make Term Loans hereunder.

                 "Term Loan Commitment Period": the period from and including the Closing Date to and including, the earliest of (i) 365 days after the Closing Date, (ii) the Merger Loan Date and (iii) the termination or abandonment by the Borrower of the Acquisition.

                 "Term Loan Commitments": the Tranche A Term Commitments and the Tranche B Term Commitments.

                 "Term Loans": the collective reference to the Tranche A Term Loans and Tranche B Term Loans.

                 "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

                 "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

                 "Tranche A Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of Tranche A Term Commitments is $150,000,000.

                 "Tranche A Term Lender": each Lender that has a Tranche A Term Commitment or is the holder of a Tranche A Term Loan.

                 "Tranche A Term Loan":  as defined in Section 2.1.

                 "Tranche A Term Percentage": as to any Tranche A Term Lender at any time, the percentage which such Lender's Tranche A Term Commitment then constitutes of the aggregate Tranche A Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding plus the undrawn amount of such Tranche A Term Commitment then in effect constitute of the aggregate principal amount of the Tranche A Term Loans then outstanding and the undrawn Tranche A Term Commitments then in effect).

                 "Tranche B Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of Tranche B Term Commitments is $150,000,000.

                 "Tranche B Term Lender": each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.

                 "Tranche B Term Loan":  as defined in Section 2.1.

                 "Tranche B Term Percentage": as to any Tranche B Term Lender at any time, the percentage which such Lender's Tranche B Term Commitment then constitutes of the aggregate Tranche B Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding plus the undrawn amount of such Tranche B Term Loan Commitment then in effect constitute of the aggregate principal amount of the Tranche B Term Loans and the undrawn Tranche B Term Commitments then in effect then outstanding); provided, that solely for purposes of calculating the amount of each installment of Tranche B Term Loans (other than the last installment) payable to a Tranche B Term Lender, such Term Lender's Tranche B Term Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Term Lender's Tranche B Term Loans that shall have been declined by such Term Lender (or, in the case of any Term Lender that shall have acquired its Tranche B Term Loans by assignment from another Person, by such other Person).

                 "Transferee": as defined in Section 10.6(g).

                 "Transportes": Transportes Dimopulos Sociedad de Respondsibilidad Limitada, an Argentine limited partnership.

                 "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                 "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                 "United States": the United States of America.

                 "Vehicles": as defined in the Master Guarantee and Collateral Agreement.

                 "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                 (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                 2.1 Term Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Lender severally agrees to make loans (each, a "Tranche A Term Loan") to the Borrower up to four times during the Term Loan Commitment Period in an aggregate amount not to exceed the amount of the Tranche A Term Commitment of such Lender and (b) each Tranche B Term Lender severally agrees to make loans (each, a "Tranche B Term Loan") to the Borrower up to four times during the Term Loan Commitment Period in an aggregate amount not to exceed the amount of the Tranche B Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11. On the Closing Date, all Existing Revolving Credit Loans outstanding on the Closing Date shall be continued (without payment thereof) as Term Loans hereunder.

                 2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (i) three Business Days prior to the requested Term Loan Borrowing Date, if all or any part of the Loans are to be Eurodollar Loans, or (ii) one Business Day prior to such Term Loan Borrowing Date, otherwise) requesting that the Term Lenders make the Term Loans on the Merger Date and specifying (x) the amount to be borrowed, (y) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof and (z) if the borrowing is to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods thereof; provided that the initial Term Loans shall be made on the Closing Date and thereafter Term Loans may be made two additional times prior to the Merger Date to prepay Interim Loans as provided in Section 4.16(a) and to pay for Capital Stock of Dawson tendered under the Tender Offer and on the Merger Date and the Term Loans shall be allocated on a pro rata basis between the Tranche A Term Loans and the Tranche B Term Loans. Each borrowing under the Term Loan Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice the Administrative Agent shall promptly notify each Term Lender thereof and of the amount of Term Loans constituting Tranche A Term Loans and Tranche B Term Loans, respectively. Not later than 12:00 Noon, New York City time, on each Term Loan Borrowing Date each Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

                 2.3 Repayment of Term Loans. (a) The Tranche A Term Loan of each Tranche A Lender shall mature in sixteen consecutive quarterly installments commencing on the date fifteen months after the Closing Date, each of which shall be in an amount equal to such Lender's Tranche A Term Percentage multiplied by the percentage set forth below opposite such installment of the Tranche A Term Loans outstanding on the Merger Date (after giving effect to any Term Loans made on such date):

                                             Principal Amount
              Installment                   of each Installment
              -----------                   -------------------
                1 to 4                               4%
                5 to 8                               6%

                9 to 12                              7%

               13 to 16                              8%


                 (b) The Tranche B Term Loan of each Tranche B Lender shall mature in nineteen consecutive quarterly installments commencing on the date fifteen months after the Closing Date, each of which shall be in an amount equal to such Lender's Tranche B Term Percentage multiplied by the percentage set forth below opposite such installment of the Trance B Term Loans outstanding on the Merger Date (after giving effect to any Term Loans made on such date):


                                            Principal Amount
             Installments                  of each Installment
             ------------                  -------------------
                1 to 4                              0.25%

                5 to 8                              0.25%

                9 to 12                             0.25%

                           13 to 16                             0.25%

                           17 to 18                            24.00%

                              19                               48.00%

                 (c) Notwithstanding the foregoing, the Term Loans shall be paid in full on the Revolving Termination Date if the Revolving Termination Date is not extended to the Scheduled Revolving Termination Date.

                 2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period after the Term Loan Commitments have been fully utilized in an aggregate principal amount at any one time outstanding which, when added to such Lender's Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                 (b) The Revolving Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11, provided that no Revolving Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Scheduled Revolving Termination Date.

                 (c) The Revolving Commitments shall be permanently reduced (and each Revolving Lender's Commitment shall be ratably reduced) on the third and fourth anniversary of the Closing Date by the amount set forth opposite such anniversary below:

                          Anniversary                 Amount
                          -----------              -----------
                          Third                    $25,000,000
                          Fourth                   $25,000,000

                 2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day after the Term Commitments have been fully utilized, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Revolving Borrowing Date, if all or any part of the requested Revolving Loans are to be Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans, or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section
10.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The aggregate of the amounts made available to the Administrative Agent by the Lenders will then be made available to the Borrower by the Administrative Agent in accordance with the instructions of the Borrower in like funds as received by the Administrative Agent.

                 2.6 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the last day of the Term Loan Commitment Period or the Revolving Commitment Period, as applicable, computed at the Commitment Fee Rate on the average daily amount of the unutilized Term Loan Commitments and the Available Revolving Commitment, as applicable, of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the last day of the Term Loan Commitment Period or the Revolving Commitment Period, as applicable, commencing on the first of such dates to occur after the date hereof.

                 (b) The Borrower agrees to pay to the Administrative Agent and the Arranger the fees in the amounts and on the dates agreed to in writing from time to time by the Borrower, the Administrative Agent and the Arranger.

                 (c) The Borrower agrees to pay to the Collateral Agent the fees in the amount and on the dates agreed to in writing from time to time by the Borrower and the Collateral Agent.

                 2.7 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.2 and the unpaid principal amount of each Revolving Loan of each such Lender on the last day of the Revolving Commitment Period (or such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.

                 (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                 (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(e) and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                 (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.7(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                 (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Loans of such Lender, substantially in the form agreed to by the Administrative Agent and the Borrower with appropriate insertions as to date and principal amount (a "Note"). A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by an Assignment and Acceptance substantially in the form of Exhibit F duly executed by the Assignor thereof, and thereupon one or more new Notes shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "cancelled". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section 2.7(e).

                 2.8 Optional Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

                 2.9 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent by the Borrower, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each, provided that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except Revolving Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple thereof. Subject to subsection 2.10(g) below, partial prepayments of the Term Loans shall be applied to the prepayment of the Tranche A Term Loans and the Tranche B Term Loans ratably. Amounts to be applied to the installments of the Tranche A Term Loans and the Tranche B Term Loans shall be applied ratably in accordance with the outstanding amounts thereof and such amount prepaid may not be reborrowed.

                 2.10 Mandatory Prepayments and Commitment Reductions. (a) Unless the Required Prepayment Lenders shall otherwise agree, 100% of the Net Cash Proceeds of the Senior Subordinated Notes (to the extent such Net Cash Proceeds are not used to prepay the Put Facility) shall be applied on the date such Net Cash Proceeds are received to the prepayment of the Term Loans (or reduction of Term Loan Commitments) as set forth in Section 2.10(f).

                 (b) Unless the Required Prepayment Lenders shall otherwise agree, if any

Capital Stock shall be issued by the Borrower or any of its Subsidiaries, an amount equal to 100% of the Net Cash Proceeds thereof until such Net Cash Proceeds aggregate $75,000,000 and thereafter 75% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans (or reduction of Term Loan Commitments) as set forth in Section 2.10(f) provided that so long as no Event of Default has occurred or is continuing pursuant to Sections 8(a), 8(e)(i), 8(e)(ii), 8(f) or 8(k), Net Cash Proceeds of Capital Stock (other than Disqualified Stock) issued by the Borrower may be used to prepay the Put Facility and to the extent so used shall not be required to be used as mandatory prepayments or Term Loan Commitment reductions hereunder.

                 (c) Unless the Required Prepayment Lenders otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending June 30, 1999, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 75% of such Excess Cash Flow toward the prepayment of the Term Loans as set forth in Section 2.10(f), provided that if (i) the Consolidated Leverage Ratio as of the last day of the fiscal year immediately prior to such Excess Cash Flow Application Date shall be less than 3.75 to 1.00 or (ii) the Minimum Equity Event shall have occurred, the Borrower shall be required to apply only 50% of such Excess Cash Flow toward such prepayment of the Term Loans. Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered. Notwithstanding anything to the contrary in this Section 2.10(c), (i) if the Borrower prior to June 30 in any calendar year changes its fiscal year to December 31 of such year as permitted by Section 7.13, Excess Cash Flow prepayments required hereunder for such fiscal year shall be calculated as if the fiscal year ended on June 30 of such year and the prepayment for the fiscal year ending December 31 of such year shall be based on the six month period ending on such date and (ii) if the Borrower after June 30 of any calendar year changes its fiscal year to December 31 of such year as permitted by Section 7.13, the prepayment based on Excess Cash Flow for the fiscal year ending on December 31 of such year shall be based on the six month period ending on such date.

                 (d) Unless the Required Prepayment Lenders otherwise agree, if the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from the Significant Disposition permitted under Section 7.6(d) (i) prior to the Merger Loan Date, 100% of the Net Cash Proceeds thereof, or (ii) on or after the Merger Loan Date, 75% of the Net Cash Proceeds thereof, shall be applied on the date such Net Cash Proceeds are received toward the prepayment of the Term Loans and the reduction of the Term Loan Commitments as set forth in Section 2.10(f).

                 (e) To the extent the Borrower or any of its Subsidiaries or Excluded Subsidiaries is to receive Net Cash Proceeds which otherwise would be required to be used to prepay the Put Facility (other than Net Cash Proceeds permitted by this Agreement to be so applied) or the Senior Subordinated Notes, such Net Cash Proceeds shall be applied (unless the Required Prepayment Lenders shall otherwise agree) within three days after the receipt thereof toward the prepayment of the Term Loans (or toward reduction of the Term Loan Commitments) as set forth in Section 2.10(f).

                 (f) Amounts to be applied in connection with prepayments of Loans and Commitment reductions made pursuant to this Section 2.10 shall be applied, to the permanent reduction of Term Loan Commitments and then to prepayment of the Term Loans. The application of any prepayment pursuant to this Section 2.10 shall be made first to Base Rate

Loans and second to Eurodollar Loans, provided that at the request of the Borrower the application of any prepayment to any Eurodollar Loan may be delayed until the end of an Interest Period (or Interest Periods) so that such application does not result in the incurrence by any Lender of any loss or expense under Section 2.20, and during such delay, the Administrative Agent shall hold the amount of such prepayment in a cash collateral account. Each prepayment of the Loans under this Section 2.10 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                 (g) Notwithstanding anything to the contrary in Section 2.09, 2.10(f) or 2.16, with respect to the amount of any optional or mandatory prepayment described in Section 2.09 or Section 2.10 that is allocated to Tranche B Term Loans (such amounts, the "Tranche B Prepayment Amount"), at any time when Tranche A Term Loans remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans on the date specified in Section 2.09 or 2.10 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Lender a Prepayment Option Notice, which shall be in the form of Exhibit I, and shall include an offer by the Borrower to prepay on the date (each a "Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Prepayment Date, (i) the Borrower shall pay to the relevant Tranche B Lenders the aggregate amount necessary to prepay that portion of the outstanding Tranche B Term Loans in respect of which such Lenders have accepted prepayment as described above (such Lenders, the "Accepting Lenders"), (ii) the Borrower shall pay to the Tranche A Lenders an amount equal to 100% of the portion of the Tranche B Prepayment Amount not accepted by the Accepting Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans.

                 (h) Notwithstanding anything to the contrary contained herein, on or prior to the Merger Date any amounts required to prepay the Loans hereunder or to reduce the Commitment shall, at the option of the Borrower, be reduced by an amount equal to up to the Sharing Percentage of the amount otherwise required to be prepaid hereunder on such date provided such amount is used to permanently reduce the principal amount of the Interim Loans provided that the amount not so used is promptly used to prepay the Loans.

                 2.11 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period therefor. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and Base Rate Loans may be converted as provided herein, provided that
(i) no Loan under a particular Facility may be converted into a Eurodollar Loan
(A) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such a conversion or (B) having an Interest Period in excess of one month prior to the date which is the earlier of (y) 180 days after the Closing Date or (z) the date the initial syndication of Loans is completed by the Arranger and (ii) no Revolving Loan, may be converted into a Eurodollar Loan after the date that is one month prior to the Scheduled Revolving Termination Date, (iii) no Tranche A Term Loan may be converted into a Eurodollar Loan after the date that is one month prior to the fifth anniversary of the Closing Date, and (iv) no Tranche B Term Loans may be converted into a Eurodollar Loan after the date that is one month prior to the final maturity of the Tranche B Term Loans.

                 (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders under the relevant Facility have determined in its or their sole discretion not to permit such a continuation, (ii) in the case of Revolving Loans, after the date that is one month prior to the Scheduled Revolving Termination Date, (iii) in the case of Tranche A Term Loans, after the date that is one month prior to the fifth anniversary of the Closing Date, or (iv) in the case of Tranche B Term Loans, the date that is one month prior to the final maturity of the Tranche B Term Loans; and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                 2.12 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than twelve Eurodollar Tranches in respect of all Loans shall be outstanding at any one time.

                 2.13 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                 (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                 (c) If all or a portion of any principal of any Loan or Reimbursement Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such amounts shall bear interest at 2% above the rate otherwise applicable thereto from the date of such non-payment until such overdue principal is paid in full (as well after as before judgment). If all or a portion of any interest shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such amounts shall bear interest at 2% above the rate otherwise applicable to the Loans or Reimbursement Obligations on which such interest accrued from the date of such non-payment until such overdue principal is paid in full (as well after as before judgment). If all or a portion of any commitment fee or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such amounts shall bear interest at a rate which is 2% above the rate applicable to Base Rate Loans, in each case from the date of such non-payment until such overdue commitment fee or other amount is paid in full (as well after as before judgment).

                 (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section 2.13 shall be payable from time to time on demand.

                 2.14 Computation of Interest and Fees. (a) Interest on Loans and Reimbursement Obligations, commitment fees, letter of credit commissions and interest on overdue interest, commitment fees and other amounts payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                 (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                 2.15 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                 (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                 (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility that were to be continued on the first day of such Interest Period as Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                 2.16 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Percentages, as the case may be, of the relevant Lenders.

                 (b) Except for payments made pursuant to Section 2.3, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders (except as otherwise provided in Section 2.10(g)). The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans and Tranche B Term Loans, as the case may be, pro rata based upon the then remaining principal amount thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

                 (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.

                 (d) Each payment made at any time when any amount hereunder is due and payable shall be made pro rata according to the respective amounts then due and payable to the relevant Lenders.

                 (e) All payments (including prepayments) to be made by the Borrower hereunder whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 10.2, in Dollars and in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                 (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.16(f) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower (together with any amounts due under Section 2.20, calculated as if such Lender's failure to fund such amount were a failure of the Borrower to borrow such amount after having given notice of such borrowing). Nothing herein shall be deemed to limit the rights of the Borrower against any defaulting Lender.

                 (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                 2.17 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be suspended and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.20.

                 2.18 Requirements of Law. (a) If after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.19 and changes in the rate of tax (whether characterized as income, franchise or other tax) on the overall net income of such Lender);

                          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                          (iii)    shall impose on such Lender any other
         condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this
Section 2.18, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                 (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such reduction.

                 (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.18, together with a calculation thereof in reasonable detail, shall be submitted by the affected Lender to the Borrower (with a copy to the Administrative Agent) and such certificate shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                 2.19 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrower shall make payments net of and after deduction for Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Non-U.S. Lender (as defined below) that fails to comply with
Section 2.19(b). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any Non-Excluded

Taxes, incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                 (b) Each Lender (or Transferee) that is not a corporation or partnership created or organized in or under the laws of the United States, any estate that is subject to federal income taxation regardless of the source of its income or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

                 (A) (x) two duly completed and signed copies of either Internal Revenue Service Form 1001 (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents) or Form 4224 (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents), or successor and related applicable forms, as the case may be, and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or W-9, or successor and related applicable forms, as the case may be; or

                 (B) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit E (or such other form of statement as shall be reasonably requested by the Borrower or the Administrative Agent from time to time) to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable form.

Further, each Non-U.S. Lender agrees to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Forms 1001, 4224, W-8 or W-9, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower or the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable United States laws and regulations; unless, in any such case, any change in law or regulation has occurred subsequent to the date such Lender became a party to this Agreement (or in the case of a Participant, the date on which such Participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this
Section 2.19(b). A Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this Section 2.19(b) that such Non-U.S. Lender is not legally able to deliver (it being understood and agreed that the Borrower shall withhold or deduct such amounts from any payments made to such Non-U.S. Lender that the Borrower reasonably determines are required by law and that payments resulting from a failure to comply with this paragraph (b) shall not be subject to payment or indemnity by the Borrower pursuant to Section 2.19(a)).

                 2.20 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, or the assignment of any Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto as a result of the replacement of a Lender pursuant to Subsection 2.23. Such indemnification shall not exceed the sum of (i) an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (B) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market plus (ii) any transaction costs of such Lender in connection with the related funding or redeployment of funds. A certificate as to any amounts payable pursuant to this Section 2.20, together with a calculation thereof in reasonable detail, shall be submitted to the Borrower by any affected Lender and such certificate shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                 2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17, 2.18(a) or 2.19 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this
Section 2.21 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(a) or 2.19.

                 2.22 Use of Proceeds. The Borrower shall use the proceeds of the Loans only in the manner expressly contemplated by Section 4.16.

                 2.23 Replacement of Lenders. If no Event of Default then exists, the Borrower may replace any Lender (the "Replaced Lender") if an event occurs giving rise to the operation of Section 2.17 or Section 2.18, which results in the Replaced Lender charging to Borrower increased costs in excess of those being generally charged by the other Lenders and such Lender is not able to eliminate the increased costs pursuant to Section 2.21. The Replaced Lender shall be replaced with one or more banks, financial institutions, or other entities which are reasonably acceptable to the Administrative Agent (each a "Replacement Lender") under the terms set out in Section 10.6(c). Upon execution of the Assignment and Acceptance referred to in Section 10.6(c), payment of amounts referred to in
Section 10.6(c), and delivery to the Replacement Lender of the appropriate Note or Notes executed by Borrower, the Replacement Lender shall become a Lender under this Agreement and the Replaced Lender shall no longer be a Lender under this Agreement, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.

                 2.24 Reallocation of Commitments. At any time prior to 45 days after the Closing Date, the Administrative Agent with the consent of the Borrower (not to be unreasonably withheld) may reallocate the amount of the Commitments among the Tranche A Term Commitments, the Tranche B Term Commitments and the Revolving Commitments provided that (a) the aggregate amount of the Revolving Commitments shall not be less than $150,000,00 and (b) the aggregate amount of the Commitments and the Loans to be made hereunder shall remain unchanged.

                          SECTION 3. LETTERS OF CREDIT

                 3.1 L/C Commitment. (a) Prior to the date hereof, Norwest Bank has issued the Letters of Credit listed on Schedule 3.1 (the "Existing Letters of Credit"), and subject to the terms and conditions hereof, the Lender designated as Issuing Lender hereunder, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit (together with the Existing Letters of Credit, "Letters of Credit") for the account of the Borrower, or for the joint and several account of the Borrower and any Subsidiary, on any Business Day during the Revolving Commitment Period in such form as may be requested by the Borrower and approved from time to time by the Issuing Lender; provided, that such approval may not be unreasonably withheld, delayed or conditioned; and provided, further, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) be either (x) a standby letter of credit issued to support (I) obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, which finance the working capital or business needs of the Borrower or its Subsidiaries or (II) performance obligations of the Borrower and its Subsidiaries, in each case, incurred in the ordinary course of business (a "Standby Letter of Credit"), or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit"), (iii) expire no later than five Business Days prior to the Scheduled Revolving Termination Date and (iv) expire no later than 365 days after its date of issuance, provided that any Letter of Credit with a 365-day duration may provide for the renewal thereof at the election of the Borrower (in accordance with procedures to be established by the Issuing Lender) for additional 365-day periods (which shall not expire later than five Business Days prior to the Scheduled Revolving Termination Date).

                 (b) Each Letter of Credit issued after the Closing Date shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                 3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Standby Letter of Credit (including the amount thereof). On each L/C Fee Payment Date, the Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the aggregate face amount of the Commercial Letters of Credit outstanding on such date.

                 3.3 Fees, Commissions and Other Charges. (a) The Borrower agrees that it will pay a commission on all outstanding Letters of Credit at a rate per annum equal to 1/8 of 1% above the Applicable Margin then in effect with respect to Loans that are Eurodollar Loans of the face amount of each such Letter of Credit, of which 1/8 of 1% per annum will be a fronting fee for the account of the Issuing Lender, and the remainder will be shared ratably among the Revolving Lenders in accordance with their Revolving Percentages, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

                 (b) In addition to the foregoing fees and commissions, the Borrower agrees that it shall pay or reimburse the Issuing Lender promptly upon demand for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, or amending any Letter of Credit.

                 (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section.

                 3.4 L/C Participation. (a) Effective on the Closing Date in respect of the Existing Letters of Credit, and effective on the date of issuance thereof in respect of each Letter of Credit issued hereunder after the Closing Date, the Issuing Lender in respect of each Letter of Credit irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in such Issuing Lender's obligations and rights under such Letter of Credit and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Lender in respect of each Letter of Credit that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                 (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Loans that are Base Rate Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                 (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                 3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable to the Issuing Lender on any and all amounts drawn under Letters of Credit from the date of such drawing until the date three Business Days after receipt by the Borrower from the Issuing Lender of notice of such drawing at the rate set forth in Section 2.13(b) for Loans, and thereafter until payment in full at the rate set forth in Section 2.13(c).

                 3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that, subject to Section 3.7, the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under
Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the

State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                 3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be to determine whether the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                 3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                 To induce the Arranger, the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Arranger, the Administrative Agent, the Collateral Agent and each Lender that (provided that any representation or warranty made with respect to Dawson and its Subsidiaries which relates to matters which occurred prior to the Closing Date shall be deemed to be made to the best of the knowledge of the Borrower):

                 4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower as at June 30, 1998 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition,
(ii) the consummation of the acquisitions listed on Schedule 7.9(c), (iii) the issuance of notes or borrowing of loans under the Put Facility to occur on or prior to the Closing Date, (iv) the Loans to be made on or prior to the Merger Date and the use of proceeds thereof and (v) the payment of estimated fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof and, based upon such information, presents fairly in all material respects on a pro forma basis the estimated consolidated financial position of the Borrower as of June 30, 1998, assuming that the events specified in the preceding sentence had actually occurred at such date. The Pro Forma EBITDA Statement for the fiscal year ending June 30, 1998 a copy of which has heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on July 1, 1997) to the consummation of the Acquisition and the acquisitions listed on Schedule 7.9(c). Such Pro Forma EBITDA Statement has been prepared based on the best information available to the Borrower as of the date of delivery thereof and, based on such information, presents fairly in all material respects on a pro forma basis the Consolidated EBITDA of the Borrower for the one-year period ended June 30, 1998.

                 (b) The audited consolidated balance sheets of the Borrower as at June 30, 1997 and the related audited consolidated statements of income and of cash flows for the fiscal year then ended, reported on by KPMG Peat Marwick LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower as at such dates, and the consolidated results of operations and consolidated cash flows for the fiscal years then ended.

                 (c) The unaudited consolidated balance sheet of the Borrower as at June 30, 1998 and the related unaudited consolidated statements of income and of cash flows for the fiscal year then ended, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower as at such date, and the consolidated results of operations and consolidated cash flows for the fiscal year then ended and shall not differ in any material respect from the audited consolidated balance sheet of the Borrower as at June 30, 1998 and the related unaudited consolidated statements of income and of cash flows for the fiscal year then ended to be delivered pursuant to Section 6.1

All financial statements described in Section 4.1(b) and (c), including the related schedules and notes thereto, if any, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Except for contingent obligations incurred in the ordinary course of business, the Borrower had at the date of the most recent audited balance sheet referred to above no material undisclosed liabilities, material Guarantee Obligations, material contingent liability or material liability for taxes, nor any material long-term lease or material unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in such balance sheet or in the notes thereto. During the period from June 30, 1997 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any material part of their business or property.

                 (d) The audited consolidated balance sheet of Dawson and its Subsidiaries as at March 31, 1998 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from KPMG Peat Marwick LLP contained in the annual report of Dawson on Form 10-K filed with the SEC, present fairly the consolidated financial condition of Dawson as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of Dawson and its Subsidiaries as at June 30, 1998, and the related statements of income and cash flows for the three month period ended on such date contained in the quarterly report of Dawson on Form 10-Q filed with the SEC, present fairly the consolidated financial condition of Dawson as at such date, and the consolidated results of its operations and its consolidated cash flows for the three month period then ended (subject to normal year-end audit adjustments). To the best of the Borrower's knowledge, all such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned accountants and disclosed therein). Except for contingent obligations incurred in the ordinary course of business, to the best of the Borrower's knowledge, the balance sheets referred to above reflect any material Guarantee Obligations, material contingent liabilities and material liabilities for taxes, and any material long-term leases and material unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case as of the date of such balance sheets. During the period from March 31, 1998 to and including the date hereof, there has been no disposition by Dawson or any of its Subsidiaries of any material part of its business or property.


                 4.2 No Change. (a) Since June 30, 1998, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) during the period from June 30, 1998 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower. Without limiting the representation in the preceding sentence, since June 30, 1998 there has been no development or event which, to the best knowledge of the Borrower, has had or could reasonably be expected to have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of Dawson and its Subsidiaries taken as a whole.


                 4.3 Corporate Existence; Compliance with Law. Each Loan Party
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except (in the case of any Subsidiary) where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect,
(c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement and the Notes. No material consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with (i) the transactions contemplated hereby including, without limitation, the consummation of the Acquisition and (ii) the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except for those obtained on or before the date of this Agreement and those listed in Schedule 4.4, except (x) the filings referred to in Section 4.19, (ii) prior to the Merger Date, the approval of the Merger by the Dawson shareholders and (iii) prior to the Merger Loan Date, the approval by the Subsidiaries of Dawson of the transactions to be undertaken by them pursuant to Section 6.10. Each Loan Document has been duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Loan Party and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Liens created by the Security Documents).

                 4.6 No Material Litigation. Except Midland Acquisition Corp.
v. Dawson Production Services, Inc. et al. (W.D. Tex. Midland/Odessa), which suit shall be promptly dismissed by the Borrower without prejudice, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or
(b) which could reasonably be expected to have a Material Adverse Effect.

                 4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                 4.8 Ownership of Property; Liens. Each of the Borrower and its Domestic Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3. As of the date hereof, the Borrower and its Subsidiaries (other than Argentine Subsidiaries) have no fee interests in any material real property other than the Mortgaged Property, the Oil and Gas Properties and the real property described on Schedule 4.8.

                 4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (collectively, the "Intellectual Property"). No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. To the Borrower's knowledge, the use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person where such infringement could reasonably be expected to have a Material Adverse Effect.

                 4.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                 4.11 Taxes. Each of the Borrower and its Domestic Subsidiaries, and to the knowledge of the Borrower, its Argentine Subsidiaries have filed or caused to be filed all material Federal, state and other tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower); no material tax Lien has been filed; and, to the knowledge of the Borrower, no claim is being asserted, with respect to any material tax, fee or other charge.

                 4.12 Federal Regulations. No part of the proceeds of any Loans will be used for any purpose which violates the provisions of the Regulations T, U or X of the Board.

                 4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a liability under ERISA which could reasonably be expected to result in a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA which could reasonably be expected to result in a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of the Borrower and the Commonly Controlled Entities, no such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $1,000,000.

                 4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                 4.15 Subsidiaries. Schedule 4.15 sets forth a complete list of all the direct and indirect Subsidiaries of the Borrower on the Closing Date after giving effect to the consummation of the Acquisition, and Schedule 4.15 shows, as to each such Subsidiary, its jurisdiction of its incorporation, its authorized capitalization and the ownership of Capital Stock of such Subsidiary.

                 4.16 Purpose of Loans; Limitations on Use. (a) Up to $490,000,000 of the proceeds of the Loans may be used on and after the Closing Date (i) to fund the Acquisition and to pay transaction costs associated therewith, (ii) to refinance certain indebtedness of the Borrower, Dawson and their respective subsidiaries (including, without limitation the Existing Credit Agreement and the Interim Loans), (iii) to pay fees and expenses in connection with the Loan Documents, (iv) to pay holders of Dawson 9-3/8% Notes who have put their notes in connection with the Dawson Change of Control on the date such payment is to be made provided such date is no later than the Dawson Put Termination Date and (v) to finance the acquisitions listed on Schedule 7.9(c) provided that such acquisitions are consummated within 60 days of the Closing Date. Notwithstanding the foregoing, any prepayment of the Interim Loans with the proceeds of Loans hereunder shall take place on the same day as payment is made under clause (iv) above (or the Dawson Put Termination Date if no Dawson 9-3/8% Notes have been put by the Dawson Put Termination Date and if no Dawson 9-3/8% Notes may thereafter be put as a result of a Dawson Change of Control) and only to the extent that the principal amount of the Interim Loans exceed 101% of the principal amount of the Dawson 9-3/8% Notes put (if any) in connection with the Dawson Change of Control plus interest, fees and expenses paid in connection therewith.

                 (b) The balance of proceeds of the Loans may be used for working capital purposes and after the Merger Loan Date may be used to finance Permitted Acquisitions and capital expenditures, to finance the repurchase from time to time the outstanding Capital Stock of the Borrower to the extent permitted by Section 7.7 and for general corporate purposes of the Borrower and its Subsidiaries (including Excluded Subsidiaries) in the ordinary course of business; provided, that the amount of proceeds of the Revolving Loans which may be used for Permitted Acquisitions of oil and gas properties shall be limited to an amount equal to the lesser of (a) $25,000,000 and (b) 65% of the value of the oil and gas properties of Odessa Exploration Incorporated (after giving effect to any such Permitted Acquisition), which value shall be calculated as the present value discounted at 10% of future net revenue relating to all proved developed producing reserves and proved undeveloped reserves from such properties as at the most recent fiscal year end. In addition, if at least 90% of the original outstanding principal amount of the Convertible Subordinated Debentures or the 1997 Convertible Subordinated Notes shall have been converted into common stock of the Borrower, the Borrower may use proceeds of the Revolving Loans to repurchase or redeem the remaining outstanding Convertible Subordinated Debentures or 1997 Convertible Subordinated Notes, as applicable, as permitted by Section 7.10.

                 4.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect:

                 (a) the Borrower and each of its Subsidiaries: (i) are, and to the knowledge of the executive management of the Borrower within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and to the knowledge of the executive management of the Borrower within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits required for their continued operations will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is reasonably expected by the Borrower's executive management to become applicable to any of them will be timely attained and maintained, without material expense.

                 (b) To the knowledge of the executive management of the Borrower, Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the continued operations of the Borrower or any of its Subsidiaries, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

                 (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the executive management of the Borrower will be, named as a party that is pending or, to the knowledge of the executive management of the Borrower, threatened.

                 (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law.

                 (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

                 (f) To the knowledge of the executive management of the Borrower, neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under or relating to any Environmental Law except for contractual indemnities given in the ordinary course of business and consistent with the Borrower's past business practice and with general practice in the oil and gas well service industry.

For purposes of Section 8, each of the foregoing representations and warranties contained in this Section 4.17 that is qualified by the knowledge of the executive management of the Borrower shall be deemed not to be so qualified.

                 4.18 Accuracy of Information. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Arranger, the Administrative Agent or the Lenders, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of a material fact or, with all such statements and information being taken as a whole, omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. It is understood that no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based contained in any such information, reports, financial statements, exhibits or schedules, except that as of the date such forecasts, estimates, pro forma information, projections and statements were generated, such forecasts, estimates, pro forma information, projections and statements were based upon good faith estimates and assumptions believed by management of the Borrower and its Subsidiaries to be reasonable at such time. There is no fact known to the executive management of the Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, or in such other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                 4.19 Security Documents. (a) The Master Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a security interest which has attached (as that term is used in Section 9-203 of the New York UCC) in the Investment Property and other instruments, negotiable documents, chattel paper and money described therein, to the extent that the Loan Parties to the Master Guaranty and Collateral Agreement have rights in such Collateral, and proceeds thereof and, when the Pledged Notes and the stock certificates representing the Pledged Stock described therein and other instruments, negotiable documents, chattel paper and money described therein are delivered to the Collateral Agent, the Master Guarantee and Collateral Agreement shall constitute a perfected first priority Lien on, and security interest in, all right, title and interest of the relevant pledgor in such Investment Property and other instruments, negotiable documents, chattel paper and money and the proceeds thereof, as security for the Obligations (as defined in the Master Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person, except for inchoate tax liens for obligations to be paid in the ordinary course of business; and except that (x) until the Merger Date, the Borrower's obligations with respect to the Interim Loans will also be secured by such Collateral as provided in the Loan Documents and (y) after the Merger Date, the Borrower's obligations under the Dawson Indenture will be secured by such Collateral as provided in the Loan Documents.

                 (b) The Master Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a security interest which has attached (as that term is used in Section 9-203 of the New York UCC) in the Collateral described therein (other than the Collateral described in Section 4.19(a)), to the extent that the Loan Parties to the Master Guarantee and Collateral Agreement have rights in such Collateral, and proceeds thereof, and when financing statements in appropriate form are properly filed (with all required filing fees being paid) in the offices specified on Schedule 3 of the Master Guarantee and Collateral Agreement and, with respect to vehicles included in the Collateral and covered by certificates of title issued by any State, when the security interest of the Collateral Agent has been noted on such certificate of title in accordance with the certificate of title laws of such State, the Master Guarantee and Collateral Agreement shall constitute a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in substantially all of such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Master Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.3 and other than as provided in clauses (x) and (y) of Section 4.19(a).

                 (c) Each Mortgage is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and each Mortgage, which has been executed and delivered by the relevant Loan Party, and properly filed and recorded (with all required filing and recording fees being paid) in the office(s) specified on Schedule 4.19(c), constitutes a Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Property properly described therein, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.3 and other than as provided in clauses (x) and (y) of Section 4.19(a).

                 (d) Each Oil and Gas Mortgage is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Oil and Gas Properties described therein and each Oil and Gas Mortgage, which has been executed and delivered by the relevant Loan Party, and properly filed and recorded (with all required filing and recording fees being paid) in the office(s) specified on Schedule 4.19(d), constitutes a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Oil and Gas Property properly described therein, as security for the Obligations (as defined in the relevant Oil and Gas Mortgage), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.3 and other than as provided in clauses (x) and (y) of Section 4.19(a).

                 4.20 Solvency. The Borrower, its Subsidiaries and the Excluded Subsidiaries, taken as a whole, are, and after giving effect to the incurrence of all Indebtedness and the Acquisition and obligations being incurred in connection herewith will be, Solvent.

                 4.21 Labor Matters. There are no strikes pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and each of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law, except to the extent such violations could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All material payments due from the Borrower or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

                 4.22 Indentures. (a) All Indebtedness of the Borrower hereunder constitutes "Senior Indebtedness" within the meaning of the Indenture and the 1997 Indenture.

                 (b) After the Merger Date, all Indebtedness of the Borrower hereunder will constitute "Senior Indebtedness" within the meaning of the Put Facility and the Senior Subordinated Notes.

                 4.23 Excluded Subsidiaries. As of the Closing Date the Borrower is in the process of dissolving all Excluded Subsidiaries listed in clause (a) of the definition of Excluded Subsidiaries in Section 1.1, and the Borrower expects to dissolve the Excluded Subsidiaries listed in clauses (c) and (d) of the definition of Excluded Subsidiaries in Section 1.1 in the ordinary of business when the assets of such corporations are disposed of.

                 4.24 Oil and Gas Properties. The Oil and Gas Properties described in Schedule 1.1C constitute 80% of the value of the proved developed producing and proved undeveloped reserves of Odessa Exploration Incorporated on the Closing Date. For purposes of this Section, the value of such reserves shall be calculated as the present value discounted at 10% of future revenue relating to such reserves.

                 4.25 Year 2000 Matters. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, will be completed by July 1, 1999. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

                        SECTION 5. CONDITIONS PRECEDENT

                 5.1 Conditions to Effectiveness and Loans on the Closing Date. The effectiveness of the changes to the Existing Credit Agreement made pursuant to this Agreement and the agreement of each Lender to make the Loans requested to be made by it are subject to the satisfaction, prior to or concurrently with the making of such Loans on the Closing Date, of the following conditions precedent:

                 (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart or a conformed copy for each Lender, (ii) the Master Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the parties thereto, with a counterpart or a conformed copy for each Lender, (iii) the Intercreditor Agreement, executed and delivered by a duly authorized officer of the parties thereto, (iv) the Mortgage Amendments and the (v) Oil and Gas Mortgage Amendments.

                 (b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of (i) the Acquisition Documentation, (ii) the Interim Loan Agreement and (iii) the Insurance Policies (or certificates evidencing the effectiveness of such Insurance Policies and the material terms thereof).

                 (c) Fees. The Lenders, Arranger and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date.

                 (d) Put Facility. Prior to, or simultaneously with, the Closing Date, the Borrower shall have received (i) $150,000,000 of gross proceeds from the Interim Loans and (ii) an engagement letter (acceptable to the Administrative Agent) providing for the refinancing thereof from the proceeds of the issuance of Senior Subordinated Notes.

                 (e) Acquisition. The following transactions shall have been consummated (and the Administrative Agent shall have received a certificate of the Borrower to such effect, accompanied by copies of any documentary evidence thereof reasonably requested by the Administrative Agent):

                          (i) all conditions precedent to the consummation of the Tender Offer set forth in the Tender Offer Documents shall have been satisfied or waived with the consent of the Administrative Agent;

                          (ii) since the date thereof, the terms of the Tender
                 Offer and the Tender Offer Documents shall not have been amended, waived or modified as to price, consideration, conditions, termination or expiration or in any other material respect without the prior approval of the Administrative Agent;

                          (iii) since the date thereof, (A) the terms of the
                 Merger Agreement shall not have been amended, waived or modified as to price, consideration, conditions, termination or expiration or in any other material respect without the prior approval of the Administrative Agent, and (B) the Board of Directors of Dawson shall not have withdrawn their approval thereof;

                          (iv) the Borrower, together with its Subsidiaries,
                 shall, concurrently with the funding of the initial Loans hereunder, have acquired at least 51% of the shares of the common stock of Dawson (or such higher percentage of the common and other Capital Stock of Dawson as is necessary under applicable Requirements of Law in order to, without the affirmative vote of any other holder of capital stock of Dawson, (A) permit the Merger to be consummated on or prior to the date which is 150 days after the Closing Date and (B) immediately appoint a majority of the Board of Directors of Dawson or such higher number of directors as is required to approve the Merger independently of the votes of any other Dawson shareholders);

                          (v) there shall be no material legal impediments to
                 consummation of the Merger;

                          (vi) all required actions shall have been taken so
                 that (a) the applicable state anti-takeover law shall be inapplicable to the Acquisition and (b) any preferred stock purchase rights or other "poison pill" arrangements of Dawson (including, without limitation, the Rights Agreement, between Dawson and Harris Trust Company of New York, as rights agent, dated as of September 11, 1997) shall not have become, and shall not become, exercisable;

                          (vii) all governmental and third party approvals
                 (including, without limitation, Hart-Scott-Rodino clearance) necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with the Acquisition, this Agreement and the financings contemplated hereby and the continuing operations of the Borrower and its Domestic Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the continuing operations of the Borrower;

                          (viii) there shall be in place no injunction or other
                 prohibition against the consummation of the Acquisition or the financing contemplated hereby in effect or threatened, and no litigation or proceeding pending or threatened which seeks to enjoin the Acquisition or the financing contemplated hereby or which could reasonably be expected to have a Material Adverse Effect;

                          (ix) neither Dawson nor any of its Subsidiaries shall
                 have taken, or be taking, any action (including any reorganization, recapitalization, asset sale, stock purchase or distribution to its stockholders) that, in the reasonable good faith judgment of the Administrative Agent, could be reasonably expected to have a material adverse effect on the condition (financial or otherwise), business, operations, assets or prospects of Dawson or its Subsidiaries or on the consummation of the Tender Offer or the Merger;

                          (x) all actions required to be taken under Dawson's
                 existing indentures and credit facilities shall have been taken or are otherwise provided for such that the consummation of the Tender Offer and the Merger does not constitute a default, or an event of mandatory prepayment, thereunder (it being understood that the put to be made upon the Dawson Change of Control will be initiated promptly after the Closing
                 Date).

                 (f) Regulations of Board. The Administrative Agent shall be satisfied (i) that the Acquisition and the financing thereof comply with Regulation T, U and X of the Board and (ii) with all other matters relating to Regulation U.

                 (g) Solvency Certificate. The Lenders shall have received a reasonably satisfactory solvency analysis certified by the chief financial officer of the Borrower which shall document the solvency of the Borrower, its Subsidiaries and the Excluded Subsidiaries considered as a whole after giving effect to the Acquisition and the other transactions contemplated hereby.

                 (h) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                          (i) the executed legal opinion of Jack D. Loftis,
                 Jr., Esq., general counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent;

                          (ii) the executed legal opinion of Porter & Hedges,
                 L.L.P., counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent; and

                          (iii) the executed legal opinion of Skadden, Arps,
                 Slate, Meagher & Flom LLP, special New York counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.


Each such legal opinion shall be in form and substance reasonably satisfactory to the Administrative Agent and shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                 (i) Business Plan. The Lenders shall have received, in each case as set forth in the Confidential Information Memorandum, the following:

                          (i) a satisfactory business plan for the Borrower and
                 its Subsidiaries (including the Subsidiaries of Dawson) for the six fiscal years following the Closing Date;

                          (ii) a satisfactory written analysis of the business
                 and prospects of the Borrower and its Subsidiaries (including the Subsidiaries of Dawson) for the period from the Closing Date through the final maturity of the Term Loans; and

                          (iii) satisfactory pro forma projected balance sheets
                 of the Borrower and its Subsidiaries (including the Subsidiaries of Dawson) as at the last day of each of the six fiscal years of the Borrower following the Merger Date, and the related consolidated statements of projected income and cash flows for such fiscal years (including the assumptions used in preparing such statements).

                 (j) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

                 (k) Corporate Proceedings of Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party (including, but not limited to, the granting of any Liens provided for therein), and (ii) in the case of the Borrower, the borrowings contemplated hereunder.

                 (l) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

                 (m) Environmental Audit Reports. The Administrative Agent shall have received environmental reports reasonably satisfactory to it with respect to the real properties owned or leased by the Borrower and its Subsidiaries.

                 (n) Environmental Program. The Administrative Agent shall have received a copy of the Borrower's environmental compliance manual developed and implemented by the Borrower to promote compliance with and to minimize prudently any liabilities or potential liabilities under any Environmental Law that may affect the Borrower or any of its Domestic Subsidiaries (the "Environmental Program").

                 (o) Investment Property; Stock Powers. The Collateral Agent shall have received the Pledged Stock pledged pursuant to the Master Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                 (p) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or the Existing Credit Agreement or under law or reasonably requested by the Administrative Agent to be delivered to the Collateral Agent or to be filed, registered or recorded in order to (i) continue the liens on the Collateral under the Security Documents with the same priority as under the Existing Credit Agreement immediately prior to the Closing Date (subject to the Liens provided for in clauses (x) and (y) of Section 4.19(a)) and (ii) create in favor of the Collateral Agent, for the benefit of the Lenders, a perfected Lien on all Collateral that was to have been perfected pursuant to Section 6.10 and 6.11 of the Existing Credit Agreement immediately prior to the Closing Date, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been filed or be in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested , other than those documents required to be filed, registered or recorded after the Closing Date pursuant to Section 6.14.

                 (q) Existing Credit Agreement. To the extent requested by any Lender, the Borrower shall execute and deliver a new Note in the amount of such Lender's Commitment in replacement and substitution of (but not in payment of) such Lender's note under the Existing Credit Agreement and the Administrative Agent shall request all the Lenders who hold notes under the Existing Credit Agreement to return such notes to the Administrative Agent for cancellation and replacement (but not payment), if applicable. The Borrower shall have paid all interest, fees and other amounts (other than principal) accrued under the Existing Credit Agreement through the Closing Date.

                 5.2 Conditions to Loans made on or after the Merger Date and occurrence of Scheduled Revolving Termination Date. The agreement of each Lender to make its initial Loan on or after the Merger Date and the extension of the Revolving Termination Date to the Scheduled Revolving Termination Date is subject to the satisfaction of the following conditions precedent on or prior to the date on which the initial Loan is made on or after the Merger
Date:

                 (a) Merger. Receipt by the Agent of satisfactory evidence that the Merger has been completed in accordance with the Acquisition Documentation and no provision thereof shall have been waived, amended, supplemented or otherwise modified in a manner which could, in the opinion of the Administrative Agent, reasonably be expected to be adverse to the interest of the Administrative Agent or the Lenders.

                 (b) Lien Searches. The Administrative Agent shall have received the results of a recent lien search prior to the Merger Date in each of the jurisdictions where assets of Dawson and its Subsidiaries are located, and such search shall reveal no liens on any of the assets of the such Persons except for liens permitted by Section 7.3 or discharged on or prior to the Merger Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

                 (c) Collateral.  All actions required to be taken by Section
6.10 in respect of all Subsidiaries and assets acquired on the Merger Date (including the delivery of legal opinions with respect thereto as provided in Section 6.10) shall have been taken so that on the Merger Date (i) the Collateral Agent, for the benefit of the Lenders, shall have a duly perfected first priority security interest in all the Capital Stock and the Collateral of Dawson and its Subsidiaries (subject only to Liens expressly permitted by Section 7.3, other than those documents required to be filed, registered or recorded after the Closing Date pursuant to Section 6.10 or Section 6.14) and
(ii) Dawson's Subsidiaries shall have become Subsidiary Guarantors.

                 (d) Dawson 9-3/8% Notes. All actions required under the Dawson Indenture shall have been taken such that the consummation of the Merger and the financing thereof (including granting of lien's on assets of Dawson and guarantees by Dawson's Subsidiaries) does not constitute a default, or an event of mandatory redemption, thereunder (it being understood that to the extent the Merger Date occurs prior to the Dawson Put Termination Date, the Borrower's payment obligations in connection with the Dawson Change of Control may remain outstanding until such date);

                 (e) Environmental Audit Reports. The Administrative Agent shall have received environmental reports prior to or concurrently with the Merger Date reasonably satisfactory to it with respect to the real properties owned or leased by Dawson and its Subsidiaries.

                 5.3 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) and the occurrence of the Closing Date is subject to the satisfaction of the following conditions precedent:

                 (a) Representations and Warranties. Except to the extent that they are made as of a specific date, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                 (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions or credit requested to be made on such date.

                 (c) Additional Matters. All proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                 (d) Borrowing Notice. The Borrower shall have delivered to the Administrative

Agent the applicable borrowing notice in accordance with the relevant subsection of Section 2.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.3 have been satisfied.


                        SECTION 6. AFFIRMATIVE COVENANTS

                 The Borrower hereby agrees that, so long as the Commitments remain in effect, any Loan or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender, the Arranger or the Administrative Agent hereunder, the Borrower shall and, if applicable, shall cause each of its Subsidiaries (and with respect to Section 6.8, each of the Excluded Subsidiaries) to:

                 6.1 Financial Statements. Furnish to the Administrative Agent for distribution to each Lender:

                 (a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick LLP or other independent certified public accountants of nationally recognized standing; and

                 (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements referred to in this Section 6.1(b) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods, subject to normal year-end adjustments.

                 6.2 Certificates; Other Information. Furnish to each Lender:

                 (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) copies of all reports or written communications providing advice, recommendations or analysis to the management of the Borrower from such independent certified public accountants with regard to their audit of the financial statements referred to in Section 6.1(a) or the internal financial controls and systems of the Borrower;

                 (b) concurrently with the delivery of any financial statement pursuant to Section 6.1, (x) a certificate of a Responsible Officer of the Borrower stating that, to the best of each such Responsible Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Loan Parties have complied with the requirements of Section 6.10 with respect thereto), (ii) neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office, its principal place of business, the location where records concerning the Collateral are kept or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (iii) each Loan Party has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and
(y) in the case of quarterly or annual financial statements, (i) a Compliance Certificate containing all information and calculations reasonably necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement (including but not limited to Sections 2.10 and 7.1) as of the last day of such fiscal quarter or fiscal year of the Borrower and (ii) a Pro Forma EBITDA Statement for the four fiscal quarters ended on the last day of such four quarters or fiscal year of the Borrower if during such fiscal quarter period a Person acquired by the Borrower or a Subsidiary becomes a Consolidated Subsidiary or is merged into the Borrower or a Subsidiary;

                 (c) as soon as available, and in any event no later than the end of each fiscal year of the Borrower, a projected consolidated balance sheet of the Borrower as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected retained earnings and projected income for the following fiscal year, together with an operating budget with respect to the following fiscal year, and, as soon as available, significant revisions, if any, of such projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Borrower stating that such Projections are based on estimates, information and assumptions believed by such Responsible Officer to be reasonable and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                 (d) within 50 days after the end of each fiscal quarter of each fiscal year of the Borrower, a narrative discussion and analysis of the consolidated financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections, as applicable, covering such periods and to the comparable periods of the previous year;

                 (e) within five days after the same are filed, copies of all financial statements and reports which the Borrower or any of its Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority of the United States; and

                 (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                 6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent or (in the case of trade payables and obligations other than for borrowed money) within 150 days after the due date, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                 6.4 Conduct of Business and Maintenance of Existence, etc.
(a) Continue to engage in business of the same general type as now conducted by it, (b) preserve, renew and keep in full force and effect its existence and (c) take all commercially reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case in clauses (a), (b) and (c) above, as otherwise permitted pursuant to Section 7.5 and except, in the case of clause (c) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (d) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 6.5 Maintenance of Property; Insurance. (a) Keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event general liability) as are usually insured against in the same general area by companies engaged in the same or a similar business and otherwise comply with
Section 5.3 of the Master Guarantee and Collateral Agreement; and (c) furnish to each Lender, upon written request, full information as to the insurance carried.

                 6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP or, in the case of Foreign Subsidiaries, in conformity with generally accepted accounting principles in effect in the jurisdiction where such Foreign Subsidiary is located at such time and, in the case of the Borrower and its Domestic Subsidiaries, all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and upon reasonable notice permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with senior officers of the Borrower and its Subsidiaries and with its independent certified public accountants.

                 6.7 Notices. Promptly give notice to the Administrative Agent of:

                 (a) the occurrence of any Default or Event of Default;

                 (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                 (c) the following events, as soon as possible and in any event within 30 days after the Borrower or any of its Subsidiaries knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution in a material amount to a Plan, the creation of any Lien in a material amount in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                 (d) (i) any release or discharge by the Borrower or any Subsidiary of any Materials of Environmental Concern required to be reported under Environmental Laws to any Governmental Authority which could reasonably be expected to result in the assessment or payment of a Material Environmental Amount; (ii) any condition, circumstance, occurrence or event that could reasonably be expected to result in the assessment or payment of a Material Environmental Amount, or could result in the imposition of any Lien or other restriction on the title, ownership or transferability of any Mortgaged Property; and (iii) any action to be taken by the Borrower or any Subsidiary that could reasonably be expected to subject the Borrower or any Subsidiary to the assessment or payment of a Material Environmental Amount; and

                 (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or the applicable Subsidiary proposes to take with respect thereto.


                 6.8 Environmental Laws.

                 (a)(i) Comply with all Environmental Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all applicable Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them insofar as any failure to so comply, obtain or maintain reasonably could be expected to adversely affect the Borrower or any of its Subsidiaries. For purposes of this 6.8(a), noncompliance by the Borrower with any applicable Environmental Law or Environmental Permit shall be deemed not to constitute a breach of this covenant provided that, upon learning of any actual or suspected noncompliance, the Borrower shall undertake reasonable efforts to achieve compliance, and provided further that, in any case, such non-compliance, and any other noncompliance with applicable Environmental Law, individually or in the aggregate, could not reasonably be expected to give rise to a Material Adverse Effect.

                 (b) Promptly comply in all material respects with all orders and directives of all Governmental Authorities directed to the Borrower or any of its Domestic Subsidiaries regarding Environmental Laws, other than such orders and directives or parts thereof as are being contested in good faith and by appropriate proceedings.

                 (c) Maintain the Environmental Program.

                 (d) Prior to acquiring any ownership or leasehold interest in real property, or other interest in any real property which in the Borrower's reasonable judgment could give rise to significant liability under any Environmental Law, obtain a written environmental assessment report regarding the environmental condition of such real property by a reputable independent environmental consulting firm. Upon the request of the Administrative Agent, a copy of each such environmental assessment report shall be delivered to the Administrative Agent by the end of the calendar quarter in which the acquisition closed, together with a list of all acquisitions of interests in real property by the Borrower and the Subsidiaries in such quarter. Pursuant to this Section 6.8(d), the Administrative Agent shall have the right, but shall not have any duty, to obtain, review or discuss any such report.

                 (e) Promptly upon the Administrative Agent's request if there has been an Event of Default which has not been fully and timely cured, permit an Environmental Consultant whom the Administrative Agent in its discretion designates to perform an environmental assessment (including, without limitation: reviewing documents; interviewing knowledgeable persons; and sampling and analyzing soil, air, surface water, groundwater, and/or other media in or about property owned or leased by the Borrower, or on which operations of the Borrower otherwise take place). Such environmental assessment shall be in form, scope, and substance reasonably satisfactory to the Administrative Agent. The Borrower shall cooperate fully in the conduct of such environmental assessment, and shall pay the costs of such environmental assessment immediately upon written demand by the Administrative Agent. Pursuant to this section 6.8(e), the Administrative Agent shall have the right, but shall not have any duty, to request and/or obtain such environmental assessment.

                 6.9 Further Assurances. (a) Upon the request of the Administrative Agent promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable in the reasonable judgment of the Collateral Agent to maintain in favor of the Collateral Agent, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                 (b) Notwithstanding any other provision herein, the Borrower shall not be deemed to have failed to satisfy the conditions of Section 5.1(p) or 5.2(c) or to be in violation of Section 6.10 or 6.14 for failure to have caused a duly perfected Lien to be placed on any Vehicles (other than Excluded Vehicles) covered by a certificate of title of any State if (i) the aggregate fair market value of such unperfected Vehicles (the "Unperfected Amount") is less than $5,000,000 and (ii) the Collateral Agent either has a duly perfected first priority security interest in or has in its possession each document (including, without limitation, certificates of title) in proper form for filing, registration or recordation to give the Collateral Agent such duly perfected first priority security interest in Excluded Vehicles having an aggregate fair market value equal to or greater than the Unperfected Amount.

                 6.10 Additional Collateral. (a) With respect to any assets acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than any assets described in paragraph (b), (c), (d) or (e) of this Section 6.10), promptly (and in any event within 30 days after the acquisition or creation thereof):
(i) execute and deliver to the Collateral Agent such amendments to the Master Guarantee and Collateral Agreement or such other documents as the Collateral Agent shall reasonably deem necessary or advisable to grant to the Collateral Agent a Lien on such assets, (ii) take all actions reasonably necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent (provided that for any Vehicles that are covered by a certificate of title, the Borrower shall cause such Lien to be duly perfected in accordance with all applicable Requirements of Law within 90 days after the acquisition thereof), and (iii) if requested by the Collateral Agent, deliver to the Collateral Agent within 30 days of such request legal opinions relating to the matters described in clauses (i) and
(ii) immediately preceding, which opinions shall be in form and substance and from counsel reasonably satisfactory to the Collateral Agent.

                 (b) With respect to any Person (other than Dawson or any existing Subsidiary of Dawson) that, subsequent to the Closing Date, becomes a Domestic Subsidiary of the Borrower (including, without limitation, any Person which had previously been an Excluded Subsidiary), promptly (and in any event within 30 days after the acquisition or creation thereof) and, with respect to any Domestic Subsidiary of Dawson, on the Merger Date: (i) execute and deliver to the Collateral Agent such amendments to the Master Guarantee and Collateral Agreement as the Collateral Agent shall deem reasonably necessary or advisable to grant to the Collateral Agent a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers duly executed and delivered in blank, (iii) cause such new Domestic Subsidiary (A) to become a party to the Master Guarantee and Collateral Agreement, pursuant to documentation which is in form and substance reasonably satisfactory to the Collateral Agent, and (B) to take all actions necessary or advisable to cause the Lien created by such security agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent (provided that for any Vehicles that are covered by a certificate of title, the Borrower shall cause such Lien to be duly perfected in accordance with all applicable Requirements of Law within 90 days after the acquisition thereof, provided, however, that with respect to Vehicles owned by Dawson and/or its Domestic Subsidiaries on the Closing Date, the Borrower shall take such actions within 90 days after the Closing Date or, if later, 10 days after the Merger Date), and (iv) if requested by the Collateral Agent, deliver to the Collateral Agent within 30 days of such request legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance and from counsel reasonably satisfactory to the Collateral Agent.

                 (c) With respect to any fee interest in any real property acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries (including any such property owned by Dawson or any of its Domestic Subsidiaries) having a purchase price (or, if acquired through a merger or stock acquisition, a fair market value) in excess of $1,000,000, promptly (and in any event within 90 days after the acquisition thereof or with respect to real property owned on the Merger Date by Dawson or its Domestic Subsidiaries on the Merger Date (i) execute and deliver a first priority mortgage or deed of trust, as the case may be (subordinate only to such mortgages or deeds of trust as are necessary to permit the Borrower or such Domestic Subsidiary to purchase such real property but subject to such easements, rights of way, restrictions and other similar encumbrances as such property may be subject at the time of acquisition), in favor of the Collateral Agent, covering such real property, in form and substance reasonably satisfactory to the Collateral Agent, (ii) provide to the Collateral Agent all necessary documents reasonably requested by the Collateral Agent to confirm the Borrower's or its Subsidiaries' ownership of such real property, (iii) if requested by the Collateral Agent, provide the Lenders with any consents or estoppels deemed necessary or advisable by the Collateral Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Collateral Agent and (iv) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in the preceding clauses (i) and (iii), which opinions shall be in form and substance and from counsel reasonably satisfactory to the Collateral Agent. Notwithstanding the foregoing, compliance shall not be required with the foregoing provision of this paragraph (c) in respect of any interest in real property which, at the time of acquisition thereof by the Borrower or its Subsidiary, is subject to a legal or contractual restriction that would prohibit the granting of a mortgage thereon to the Collateral Agent; provided, that the aggregate book value of real property owned by the Borrower and its Subsidiaries so subject may not exceed $7,500,000 at any time.

                 (d) With respect to any Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries, promptly (and in any event within 150 days after the acquisition or creation thereof) (i) execute and deliver to the Collateral Agent such amendments to the Master Guarantee and Collateral Agreement (or comparable documentation) as the Collateral Agent deems reasonably necessary or advisable in order to grant to the Collateral Agent a perfected first priority security interest in the Capital Stock (except for Liens permitted under Section 7.3) of such new Foreign Subsidiary which is owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and
(iii) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance and from counsel reasonably satisfactory to the Collateral Agent.

                 (e) With respect to any oil and gas property acquired after the Closing Date by the Borrower or any of its Domestic Subsidiaries having a purchase price (or, if acquired through a merger or stock acquisition, a fair market value) in excess of $1,000,000 and which, after giving effect to such acquisition and assuming that a perfected first priority Lien thereon were not granted to the Collateral Agent would result in the Collateral Agent having a perfected first priority Lien on less than 80% in value (calculated as provided in Section 4.24) of the reserves contained in all of the oil and gas properties of the Borrower and its Domestic Subsidiaries, promptly (and in any event within 30 days after the acquisition thereof) (i) execute and deliver a first priority oil and gas mortgage (subordinate only to such oil and gas mortgages as are necessary to permit the Borrower or such Domestic Subsidiary to purchase such property but subject to such restrictions and other similar encumbrances as such property may be subject at the time of acquisition), in favor of the Collateral Agent covering such property, in form and substance reasonably satisfactory to the Collateral Agent, and (ii) if requested by the Collateral Agent, deliver to the Collateral Agent within 180 days of such request title opinions relating to the matters described in the preceding clause reasonably satisfactory to the Collateral Agent.

                 6.11 Consummation of Merger. (a) Use its best efforts to consummate the merger of Midland and Dawson in accordance with the Acquisition Documentation and the Merger as promptly as practical.

                 (b) Unless Section 6.11(c) is applicable, within 10 Business Days after the Closing Date in accordance with applicable Requirements of Law, cause Dawson to prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and the Merger Agreement. Thereafter, cause Dawson to use its best efforts to (i) respond promptly to any comments made by the SEC with respect to such preliminary proxy statement or information statement so that a definitive proxy statement or information statement can be promptly mailed to its shareholders to obtain the necessary approvals of the Merger and the Merger Agreement within the minimum time period permitted by applicable Requirements of Law and (ii) duly call and give notice of, or convene and hold, a special meeting of its shareholders for the purpose of approving the Merger Agreement.

                 (c) To the extent that the Borrower and its Subsidiaries have acquired at least 90% of the outstanding shares of each class of the Capital Stock of Dawson pursuant to the Tender Offer or otherwise, cause Dawson to take all necessary and appropriate action to cause the Merger to become effective within 10 Business Days of such acquisition, without the meeting of the shareholders of the Borrower, in accordance with applicable Requirements of

Law.

                 6.12 Interest Rate Protection. Within 180 days after the Closing Date, enter into one or more Interest Rate Protection Agreements for an amount which (when added to the fixed rate Indebtedness of the Borrower and its Subsidiaries) is at least equal to 50% of Consolidated Total Debt on terms and conditions satisfactory to the Administrative Agent.

                 6.13 Subordinated Put Facility. Use reasonable efforts to cause the issuance of the Senior Subordinated Notes and use the proceeds thereof to prepay the Put Facility within six months after the Closing Date.

                 6.14 Post-Closing Actions.

                 (a) Vehicles.

                                  (i) Within 30 days after the Closing Date,
                 deliver to the Collateral Agent each document (including, without limitation, any certificates of title) required by the Security Documents or under law or reasonably requested by the Collateral Agent to be delivered to the Collateral Agent or to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a perfected Lien on all of the Vehicles listed on Schedule 6.14(a)(i) covered by a certificate of title, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), which documents shall be in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

                                  (ii) By November 17, 1998, deliver to the
                 Collateral Agent each document (including, without limitation, any certificates of title) required by the Security Documents or under law or reasonably requested by the Collateral Agent to be delivered to the Collateral Agent or to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a perfected Lien on all of the Vehicles listed on Schedule 6.14(a)(ii) covered by a certificate of title, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), which documents shall be in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

                 (b) Pledged Securities; Stock Powers.

                                  (i) If the Capital Stock of Transportes is
                 certificated and possession of such certificate is required in order to create a duly perfected Lien on such Capital Stock under Argentine law, the Collateral Agent shall have received within 150 days of the Closing Date 65% of the Capital Stock of Transportes pledged pursuant to the Master Guarantee and Collateral Agreement, together with an undated stock power for such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                                  (ii) The Collateral Agent shall have received
                 within 150 days of the Closing Date an additional 2% of the Capital Stock of Servicios, pledged pursuant to the Master Guarantee and Collateral Agreement, together with an undated stock power for such certificate executed in blank by a duly authorized officer of the pledgor thereof.


                         SECTION 7. NEGATIVE COVENANTS

                 The Borrower hereby agrees that, so long as the Commitments remain in effect, any Loan or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender, the Arranger, the Collateral Agent or the Administrative Agent hereunder, the Borrower shall not, and, if applicable, shall not permit any of its Subsidiaries to, directly or indirectly:

                 7.1 Financial Condition Covenants.

                 (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of any date set forth below to exceed the ratio set forth below opposite such date:

                                                            Consolidated
                   Date                                    Leverage Ratio
                ----------                                 --------------
                September 30, 1998                           5.25 to 1.00
                December 31, 1998                            5.00 to 1.00
                March 31, 1999                               5.00 to 1.00
                June 30, 1999                                4.75 to 1.00
                September 30, 1999                           4.75 to 1.00
                December 31, 1999                            4.50 to 1.00
                March 31, 2000                               4.25 to 1.00
                June 30, 2000                                4.25 to 1.00
                September 30, 2000                           4.25 to 1.00
                December 31, 2000                            4.00 to 1.00
                March 31, 2001                               3.50 to 1.00
                June 30, 2001                                3.50 to 1.00
                September 30, 2001                           3.50 to 1.00
                December 31, 2001                            3.50 to 1.00
                March 31, 2002                               3.50 to 1.00
                June 30, 2002                                3.00 to 1.00
                September 30, 2002                           3.00 to 1.00
                December 31, 2002                            3.00 to 1.00
                March 31, 2003                               3.00 to 1.00
                June 30, 2003                                3.00 to 1.00
                September 30, 2003                           3.00 to 1.00
                December 31, 2003                            3.00 to 1.00
                March 31, 2004                               2.50 to 1.00
                June 30, 2004                                2.50 to 1.00
                September 30, 2004                           2.50 to 1.00
                                                           --------------




                 (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending as of any date set forth below to be less than the ratio set forth below opposite such date:

                                                            Consolidated
                                                              Interest
                    Date                                   Coverage Ratio
                 ----------                                --------------
                 December 31, 1998                           2.00 to 1.00
                 March 31, 1999                              2.25 to 1.00
                 June 30, 1999                               2.25 to 1.00
                 September 30, 1999                          2.50 to 1.00
                 December 31, 1999                           2.75 to 1.00
                 March 31, 2000                              2.75 to 1.00
                 June 30, 2000                               3.00 to 1.00
                 September 30, 2000                          3.00 to 1.00
                 December 31, 2000                           3.50 to 1.00
                 March 31, 2001                              3.50 to 1.00
                 June 30, 2001                               4.00 to 1.00
                 September 30, 2001                          4.00 to 1.00
                 December 31, 2001                           4.00 to 1.00
                 March 31, 2002                              4.00 to 1.00
                 June 30, 2002                               4.00 to 1.00
                 September 30, 2002                          4.00 to 1.00
                 March 31, 2003                              4.00 to 1.00
                 June 30, 2003                               4.00 to 1.00
                 September 30, 2003                          4.00 to 1.00
                 December 31, 2003                           4.00 to 1.00
                 March 31, 2004                              4.00 to 1.00
                 June 30, 2004                               4.00 to 1.00
                 September 30, 2004                          4.00 to 1.00

; provided, that for the purposes of determining the ratio described above for the fiscal quarters of the Borrower ending December 31, 1998, March 31, 1999 and June 30, 1999, Consolidated Interest Expense for the relevant period shall be deemed to equal Consolidated Interest Expense for such fiscal quarter (and, in the case of the latter two such determinations each previous fiscal quarter commencing after September 31, 1998) multiplied by 4, 2, and 4/3, respectively.

                 (c) Consolidated Senior Leverage Ratio. (i) Permit the Consolidated Senior Leverage Ratio as of any date set forth below to exceed the ratio set forth below opposite such date:



                                                             Consolidated
                     Date                                       Senior
                  ----------                                Leverage Ratio
                                                            --------------
                  September 30, 1998                          3.75 to 1.00
                  December 31, 1998                           3.75 to 1.00
                  March 31, 1999                              3.75 to 1.00
                  June 30, 1999                               3.50 to 1.00
                  September 30, 1999                          3.50 to 1.00
                  December 31, 1999                           3.25 to 1.00
                  March 31, 2000                              3.25 to 1.00
                  June 30, 2000                               3.25 to 1.00

                  September 30, 2000                          3.25 to 1.00
                  December 31, 2000                           2.75 to 1.00
                  March 31, 2001                              2.75 to 1.00
                  June 30, 2001                               2.50 to 1.00
                  September 30, 2001                          2.50 to 1.00
                  December 31, 2001                           2.50 to 1.00
                  March 31, 2002                              2.50 to 1.00
                  June 30, 2002                               2.50 to 1.00
                  September 30, 2002                          2.50 to 1.00
                  December 31, 2002                           2.00 to 1.00
                  March 31, 2003                              2.00 to 1.00
                  June 30, 2003                               2.00 to 1.00
                  September 30, 2003                          2.00 to 1.00
                  December 31, 2003                           2.00 to 1.00
                  March 31, 2004                              2.00 to 1.00
                  June 30, 2004                               2.00 to 1.00
                  September 30, 2004                          2.00 to 1.00

provided that each of the foregoing Consolidated Senior Leverage Ratios shall be reduced by 0.05 for each $10,000,000 of the Dawson 9-3/8% put and paid in connection with the Dawson Change of Control; provided that in no event shall the Consolidated Senior Leverage Ratio be reduced to lower than 2.00 to 1.00.

                 (d) Consolidated Net Worth. Permit the Consolidated Net Worth of the Borrower and its Subsidiaries to be less than the sum of (i) 90% of the Consolidated Net Worth of the Borrower and its Subsidiaries on the Closing Date, plus (ii) 75% of Consolidated Net Income of the Borrower and its Subsidiaries (to the extent a positive number) for each fiscal quarter completed after the Closing Date commencing with the fiscal quarter ending December 31, 1998, plus (iii) 75% of the Net Cash Proceeds of any offerings or issuances of Capital Stock of the Borrower or any of its Subsidiaries after the Closing Date, plus (iv) 75% of the increase in the Consolidated Net Worth of the Borrower and its Subsidiaries resulting from any conversion of the 1997 Convertible Subordinated Notes or any future convertible indebtedness of the Borrower and its Subsidiaries.

                 7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                 (a) Indebtedness of the Borrower under the Loan Documents;

                 (b) (i) Interim Loans not to exceed $150,000,000 until the date on which all or part of the Interim Loans are prepaid as provided in
Section 4.16(a) and thereafter Indebtedness under the Put Facility not to exceed the amount of the Interim Loans on such prepayment date (after giving effect to such prepayment), (ii) on or after the later of the Merger Loan Date and the date all or a portion of the Dawson 9-3/8% Notes are put as a result of a Dawson Change of Control, Senior Subordinated Notes in an aggregate principal amount not to exceed $150,000,000 (plus, in the case of Senior Subordinated Notes that are original issue discount notes, an amount equal to the amount of such discount, provided that the imputed interest represented thereby shall be in compliance with clause (iii) of the definition thereof) provided the proceeds thereof are used to prepay the Put Facility or prepay the Loans as provided in Section 2.10 (and Guarantee Obligations of the Borrower's Subsidiaries in connection with the foregoing as contemplated hereby) and (iii) Indebtedness under the Put Facility or Senior Subordinated Notes arising from the payment of interest by capitalizing such interest as additional Interim Loans or, in the case of the Senior Subordinated Notes, the original issue discount;

                 (c) Indebtedness (i) of the Borrower to a Wholly Owned Subsidiary, (ii) of a Domestic Wholly Owned Subsidiary to the Borrower or any other Subsidiary, (iii) of Servicios to the Borrower or any Subsidiary in an aggregate principal amount at any time outstanding not to exceed $5,000,000 in excess of the amount of such Indebtedness outstanding on the date of this Agreement and (iv) of any Foreign Subsidiary (other than Servicios) to the Borrower or any Subsidiary in an aggregate principal amount at any time outstanding (with respect to all such Foreign Subsidiaries of the Borrower) not to exceed $1,000,000, provided that such Indebtedness referred to in clauses
(iii) and (iv) hereof, if to the Borrower or any Domestic Subsidiary, is evidenced by a promissory note or promissory notes which has or have been pledged to the Collateral Agent on terms and conditions reasonably satisfactory to the Administrative Agent; provided, further, that any such Indebtedness referred to in this clauses (c) provided to Odessa shall be for capital expenditure purposes only.

                 (d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition or construction of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrower and its Subsidiaries (i) $15,000,000 at any time outstanding minus (ii) the amount of Indebtedness outstanding under clauses (g) and (j) of this Section 7.2 and the amount of indebtedness attributable to sale and leaseback transactions permitted pursuant to Section 7.12;

                 (e) Indebtedness of the Borrower and its Subsidiaries under the Convertible Subordinated Debentures and the 1997 Convertible Subordinated Notes;

                 (f) Indebtedness outstanding on the date hereof, or incurred hereafter pursuant to existing commitments or agreements, and, in each case, listed on Schedule 7.2 and any refinancings, refundings, renewals or extensions thereof not increasing the principal amount thereof;

                 (g) Indebtedness of a Person which becomes a Subsidiary after the date hereof in an aggregate principal amount at any time outstanding not exceeding (i) $15,000,000, minus (ii) the sum of (A) the amount of Indebtedness outstanding under clauses (d) and (j) of this Section 7.2 and (B) the amount of indebtedness attributable to sale and leaseback transactions permitted pursuant to Section 7.12, provided that (x) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and
(y) immediately after giving effect to the acquisition of such corporation by the Borrower no Default or Event of Default shall have occurred and be continuing, and any refinancings, refundings, renewals or extensions thereof not increasing the principal amount thereof.

                 (h) Indebtedness constituting deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds and performance bonds and other obligations of a like nature that are incurred in the ordinary course of business, not to exceed $5,000,000 in the aggregate at any time outstanding;

                 (i) Indebtedness under Interest Rate Protection Agreements and Hedge Obligations entered into the ordinary course of business for hedging purposes and not for speculative purposes including, without limitation, the agreement entered into for purposes of Section 6.12;

                 (j) Seller Indebtedness in an aggregate principal amount at any time outstanding not exceeding (i) $15,000,000 minus (ii) the sum of (A) the amount of Indebtedness outstanding under clauses (d) and (g) of this Section 7.2, and any refinancings, refundings, renewals or extensions thereof not increasing the principal amount thereof and (B) the amount of indebtedness attributable to sale and leaseback transactions permitted pursuant to Section 7.12;

                 (k) Indebtedness in the form of Guarantee Obligations permitted by Section 7.4;

                 (l) Indebtedness of Dawson under the Dawson 9-3/8% Notes until the Merger Date and thereafter Indebtedness of the Borrower under the Dawson 9-3/8% Notes; and

                 (m) Indebtedness incurred after the Merger Loan Date not otherwise permitted by the foregoing clauses (a) through (l) in an aggregate principal amount at any time outstanding of not to exceed $5,000,000.

                 7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                 (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries in conformity with GAAP;

                 (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 180 days or which are being contested in good faith by appropriate proceedings and which, in any case, do not encumber a material amount of the assets of the Borrower and its Subsidiaries;

                 (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

                 (f) Liens securing Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition or construction of fixed or capital assets, provided that (i) such Liens shall be created within 180 days after the acquisition or construction of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and products thereof, (iii) the principal amount of Indebtedness secured thereby is not increased and (iv) the proceeds of the Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

                 (g) Liens created pursuant to the Security Documents (including Liens securing the Put Facility until the Merger Date and Liens securing the Dawson 9-3/8% Notes on and after the Merger Date);

                 (h) Liens in existence on the date hereof listed on Schedule 7.3(h) securing Indebtedness permitted by Section 7.2(f) provided that no such Lien is spread to cover any additional property after the Closing Date and that the principal amount of Indebtedness secured thereby is not increased or (ii) securing Indebtedness which is being repaid on the Closing Date, provided that such Liens shall be released promptly following the Closing Date;

                 (i) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by
Section 7.2(g), provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof,
(ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Subsidiary, and (iii) the principal amount of Indebtedness secured thereby is not increased;

                 (j) Liens on assets acquired in a Permitted Acquisition securing Seller Indebtedness incurred in connection with such Permitted Acquisition;

                 (k) Liens in favor of lessees on assets leased to such lessees pursuant to Section 7.6(a); and

                 (l) the Permitted Exceptions (as defined in the Mortgages).

Notwithstanding the foregoing, until the Merger Date the foregoing limitations shall not apply to Capital Stock owned by the Borrower or its Subsidiaries which is Margin Stock to the extent the value of such Margin Stock exceeds 25% of the value of the assets of the Borrower and its Subsidiaries.

                 7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                 (a) Guarantee Obligations made in the ordinary course of its business by the Borrower or any Subsidiary in respect of Indebtedness and other obligations of any of the Borrower or any of its Subsidiaries which Indebtedness or other obligations are otherwise not prohibited under this Agreement;

                 (b) the Guarantee Obligations of the Loan Parties pursuant to the Master Guarantee and Collateral Agreement;

                 (c) the Guarantee Obligations of the Subsidiaries of the Borrower under the Indenture and the 1997 Indenture;

                 (d) the Guarantee Obligations of the Subsidiaries under the Dawson Indenture;

                 (e) Guarantees Obligations of the Subsidiaries of the Borrower in respect of the holders of the Put Facility and the Senior Subordinated Notes provided that on and after the Merger Date such Guarantee Obligations are subordinated to the Obligations to the same extent as the obligations of the Borrower under Put Facility and the Senior Subordinated Notes are so subordinated;

                 (f) Guarantee Obligations (in respect of obligations not constituting Indebtedness) arising under agreements entered into by the Borrower or any Subsidiary in the ordinary course of business; and

                 (g) Guarantee Obligations of the Borrower or its Subsidiaries in respect of

Indebtedness of its officers, directors and employees in an aggregate principal amount not to exceed, at any time outstanding, $5,000,000 minus the amount of loans or advances outstanding under Section 7.9(i).

                 7.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                 (a) any Subsidiary of the Borrower may be merged or combined with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Subsidiaries of the Borrower provided that in the case of any such transaction involving a Wholly Owned Subsidiary, such Wholly Owned Subsidiary shall be the continuing or surviving corporation;

                 (b) any Subsidiary may be dissolved, liquidated or wound up or may sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Borrower or any Domestic Wholly Owned Subsidiary of the Borrower, and the Borrower may sell, lease, assign, transfer or otherwise dispose of any or all of its assets to any wholly owned Subsidiary of the Borrower which is a party to the Master Guarantee and Collateral Agreement;

                 (c) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets so long as (i) such transaction does not violate Section 7.6 and (ii) the Borrower complies with the provisions of
Section 2.10(d) with respect to such transaction;

                 (d) the merger of Midland into Dawson in accordance with the Acquisition Documentation; and

                 (e) the Merger may be consummated in accordance with the terms of the Merger Agreement.

                 7.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any Domestic Wholly Owned Subsidiary of the Borrower, except:

                 (a) the sale, lease or other disposition of any property in the ordinary course of business, including immaterial real property or equipment and obsolete or worn out property, provided that (other than inventory and light vehicles) the aggregate proceeds received from all assets so sold, leased or disposed of in any fiscal year shall not exceed 5% of the Borrower's Consolidated Net Worth as of the end of the immediately preceding fiscal year;

                 (b) the sale of inventory and light vehicles in the ordinary course of business;

                 (c) as permitted by Section 7.5(b); and

                 (d) the sale of Odessa (the "Significant Disposition").

To the extent the Required Lenders waive the provisions of this Section 7.6 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 7.6, such Collateral in each case shall be sold free and clear of the Liens in favor of the Collateral Agent created by the Security Documents, and the Collateral Agent shall take such actions as it deems appropriate in connection therewith or may be reasonably requested by the Borrower to evidence such Lien release, in each case at the Borrower's expense. Notwithstanding the foregoing, until the Merger Date the foregoing limitations shall not apply to Capital Stock owned by the Borrower or its Subsidiaries which is Margin Stock to the extent the value of such Margin Stock exceeds 25% of the value of the assets of the Borrower and its Subsidiaries.

                 7.7 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock (including but not limited to in respect of any preferred Capital Stock outstanding or dividends accumulated thereon on the Closing Date) of the Borrower or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock or any of the Convertible Subordinated Debentures, 1997 Convertible Subordinated Notes, the Put Facility or the Senior Subordinated Notes, whether now or hereafter outstanding, or make any other distribution in respect thereof or purchase any thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except that the Borrower (a) may make open market purchases of its outstanding common stock in an aggregate amount during the term of this Agreement not to exceed $10,000,000, after the occurrence of the Minimum Equity Event, (b) may (i) make scheduled payments of interest in respect of the Convertible Subordinated Debentures, the 1997 Convertible Subordinated Notes, the Put Facility and the Senior Subordinated Notes and may make prepayments of the Put Facility to the extent provided in this Agreement, and (ii) if permitted by Section 7.10, repurchase, redeem or defease the Convertible Subordinated Debentures after at least 90% of the Convertible Subordinated Debentures have been converted or repurchase, redeem or defease the 1997 Convertible Subordinated Notes after at least 90% of the 1997 Convertible Subordinated Notes have been converted and
(c) may make cash payments required pursuant to Sections 11.1 and 11.3 of the Indenture in connection with conversions of the Convertible Subordinated Debentures or Section 10.3 of the 1997 Indenture in connection with conversions of the 1997 Convertible Subordinated Notes, provided that (i) no more than 40% of the aggregate consideration to any holder of the 1997 Convertible Subordinated Notes upon conversion thereof may be in cash, (ii) after giving effect to such payment and conversion, no Default or Event of Default shall be continuing and (iii) after giving pro forma effect to such payment and conversion as if it had occurred on the last day of the most recently ended fiscal quarter, the Consolidated Leverage Ratio would not exceed 2.50 to 1.00. Notwithstanding the foregoing, any Subsidiary of the Borrower may pay dividends and other distributions to the Borrower and Servicios may pay dividends to its shareholders.

                 7.8 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the fiscal years of the Borrower set forth below, an amount equal to the sum of (i) the amount set forth below opposite such fiscal year plus
(ii) an additional amount for any Person or business unit acquired by the Borrower in a Permitted Acquisition since the Closing Date, such amount being calculated as 10% of the net revenues, calculated in accordance with GAAP, of such Person or business unit during such fiscal year (or, if such Person or business unit was acquired after the beginning of such fiscal year, such revenues for the portion of such fiscal year during which such Person or business unit was owned by the Borrower):

                 Fiscal Year Ending                         Amount
                 ------------------                         ------
                 1999                                       $62,000,000
                 2000                                       $64,000,000
                 2001                                       $66,000,000
                 2002                                       $68,000,000
                 2003                                       $70,000,000
                 2004                                       $72,000,000

Any amount permitted by the foregoing provision to be expended as Capital Expenditures in any fiscal year and not so expended may be carried over for expenditure in the immediately succeeding fiscal year.

                 7.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                 (a) extensions of trade credit in the ordinary course of business;

                 (b) investments in Cash Equivalents;

                 (c) acquisitions listed on Schedule 7.9(c) consummated within 60 days of the Closing Date;

                 (d) Permitted Acquisitions after the Merger Loan Date;

                 (e) loans by the Borrower or any Subsidiary to Servicios in an aggregate principal amount at any time outstanding not to exceed the amount thereof outstanding on the date of this Agreement plus $5,000,000;

                 (f) as permitted by subsection 7.2(c)(iv);

                 (g) investments by the Borrower in a Domestic Wholly Owned Subsidiary and investments by any Subsidiary in the Borrower and in one or more Domestic Wholly Owned Subsidiaries, provided, that any such investments provided to Odessa shall be for capital expenditure purposes only;

                 (h) expense accounts for, and other expense advances to, its directors, officers and employees in the ordinary course of business;

                 (i) loans and advances to its officers and employees in an aggregate amount not to exceed, at any time outstanding, $5,000,000 minus the amount of Guarantee Obligations outstanding under Section 7.4(g).

                 (j) the Borrower's purchase or redemption of its own Capital Stock to the extent permitted by Section 7.7;

                 (k) current trade and customer accounts receivable that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with Borrower's or any Subsidiary's customary trade terms;

                 (l) Interest Rate Protection Agreements to the extent permitted under this Agreement, and Hedge Agreements entered into in the ordinary course of business for hedging purposes and not for speculative purposes;

                 (m) the Borrower may repurchase its Capital Stock and/or options to purchase such stock held by directors, officers and employees of the Borrower or any Subsidiary upon the death, disability, retirement or termination of such directors, officers or employees or the exercise of such options, or from the shareholders of Borrower so long as the purpose is to acquire stock for reissuance to new employees of Borrower and its Subsidiaries; provided, that the amount expended for such purposes shall not exceed $1,000,000 in any fiscal year or $2,500,000 while this Agreement is in effect;

                 (n) the Borrower and its Subsidiaries may acquire and own investments (including Indebtedness and other obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                 (o) investments acquired by the Borrower and its Subsidiaries in connection with Permitted Acquisitions after the Merger Loan Date;

                 (p) investments acquired by the Borrower and its Subsidiaries in connection with acquisitions listed on Schedule 7.9(c) made within 60 days of the Closing Date;

                 (q) the Borrower's current investment in the Argent Classic Convertible Arbitrage Fund L.P; and

                 (r) in connection with the consummation of the Acquisition pursuant to the Acquisition Documentation.

                 7.10 Limitation on Optional Payments and Modifications of Debt Instruments and Organizational Documentation, etc. (a) Make any optional payment or optional prepayment on or redemption or purchase of any material Indebtedness (other than the Loans) or preferred Capital Stock including, without limitation, the Convertible Subordinated Debentures, the 1997 Convertible Subordinated Notes, the Put Facility, the Dawson Notes and the Senior Subordinated Notes, (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms (i) the Put Facility (other than any such amendment, modification or change to the terms of the Interim Loans such that would satisfy in all respects the definition of "Senior Subordinated Notes" contained in Section 1.1), the Senior Subordinated Notes or the Acquisition Documents without the consent of the Required Lenders or (ii) the Dawson Notes without the consent of the Administrative Agent, or (c) amend, modify or change in any material respect, or consent or agree to any amendment, modification, or change in any material respect to the terms of (i) any of its capitalization or organizational documents (including but not limited to in respect of any preferred Capital Stock of any Loan Party), (ii) any Indebtedness, or (iii) a material contract, to the extent such amendment, modification or change could reasonably be expected to have a Material Adverse Effect, or be materially adverse to the Lenders except that, (i) after 90% of the original outstanding principal amount of Convertible Subordinated Debentures have been converted into common stock of the Borrower, the Borrower may, at any time when no Default or Event of Default has occurred and is continuing, repurchase, redeem or defease the remaining outstanding Convertible Subordinated Debentures and, after 90% of the original outstanding principal amount of 1997 Convertible Subordinated Notes have been converted into common stock of the Borrower, the Borrower may, at any time when no Default or Event of Default has occurred and is continuing, repurchase or redeem the remaining outstanding 1997 Convertible Subordinated Notes; provided that the Borrower may not repurchase, redeem or defease such Convertible Subordinated Debentures at any time when the Consolidated Leverage Ratio is or, after giving effect to such repurchase or redemption, would be, greater than 3.75, (ii) the Interim Loans may be prepaid as provided for in Section 2.10(h) or 4.16(a) and the Put Facility may be prepaid as provided in Sections 2.10((a), 2.10(b) and 6.13, (iii) payment may be made to the holders of Dawson 9-3/8% Notes pursuant to Section 4.16(a)(iv) and (iv) at any time when the aggregate principal amount of the remaining outstanding Dawson 9-3/8% Notes is $7,500,000 or less and no Default or Event of Default has occurred and is continuing, the Borrower may repurchase, redeem, defease or otherwise prepay such Dawson 9-3/8% Notes provided that any premium or other additional compensation to be paid in connection therewith is on terms reasonably acceptable to the Administrative Agent.

                 7.11 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Borrower) unless such transaction (a) is otherwise permitted under this Agreement, and (b) is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, that any such transaction involving more than $5,000,000 must be approved by a majority of the disinterested members of the Borrower's Board of Directors.

                 7.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, if, after giving effect thereto, the amount of all indebtedness attributable to transactions consummated pursuant to this Section 7.12, plus the amount of Indebtedness outstanding pursuant to clause (d), (g) and (j) of
Section 7.2, would exceed $15,000,000.

                 7.13 Limitation on Change of Fiscal Year. Permit the fiscal year of the Borrower to change more than once during the lifetime of this Agreement; provided, that such change is to a fiscal year ending the next December 31 after such change.

                 7.14 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement and the other Loan Documents, (b) the Put Facility, (c) the Senior Subordinated Notes, (d) the Dawson Indenture and (e) any industrial revenue bonds, purchase money Liens or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                 7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are directly related thereto including any business in the oil and gas well service industry, provided that Odessa shall not engage in any business, except for those businesses in which it is engaged on the date of this Agreement.

                 7.16 Limitation on Consolidated Lease Expense. Permit Consolidated Lease Expense for any fiscal year of the Borrower and its Subsidiaries to exceed $20,000,000.

                          SECTION 8. EVENTS OF DEFAULT

                 If any of the following events shall occur and be continuing:

                 (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

                 (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                 (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 7; or

                 (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of 30 days; or

                 (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation) or Interest Rate Protection Agreement Obligation on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Interest Rate Protection Agreement Obligation was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Interest Rate Protection Agreement Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation or Interest Rate Protection Agreement Obligation) to become payable; provided that a default, event or condition described in clause
(i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and
(iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness and/or Guarantee Obligations and/or Interest Rate Protection Agreement Obligations of the Borrower and its Subsidiaries the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

                 (f) (i) The Borrower or any of its Subsidiaries (other than Servicios) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries (other than

Servicios) shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against the Borrower or any of its Subsidiaries (other than Servicios) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries (other than Servicios) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries (other than Servicios) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries (other than Servicios) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                 (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                 (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries (other than Servicios) involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                 (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any material Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                 (j) Any Change of Control shall occur; or

                 (k) The Merger shall fail to be consummated within 150 days after the Closing Date;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without



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                                                                             76



limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Facility Lenders, in respect of a Facility, the Administrative Agent may, or upon the request of the Majority Revolving Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments, under such Facility, to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and
(ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                 With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                             SECTION 9. THE AGENTS

                 9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                 9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact



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                                                                             77



selected by it with reasonable care.

                 9.3 Exculpatory Provisions. Neither the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                 9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, provided that in no event shall the Lenders be obligated to indemnify the Agents for any amounts described in the proviso to Section 9.7. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                 9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent or the Collateral Agent shall have received such directions, the Administrative Agent or the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                 9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agents hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                 9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Notes and all other amounts payable hereunder.

                 9.8 Agents in Their Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, respectively, and the terms "Lender" and "Lenders" shall include each Agent in their individual capacities.

                 9.9 Successor Agents. The Administrative Agent or the Collateral Agent may resign as Administrative Agent or Collateral Agent, as the case may be, upon 10 days' notice to the Lenders. If the Administrative Agent or the Collateral Agent shall resign as Administrative Agent or Collateral Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent in such



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capacity, which successor agent, so long as no Default or Event of Default shall have occurred and be continuing, shall have been approved by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral Agent, as the case may be, hereunder. Effective upon such appointment and approval, the terms "Administrative Agent" and "Collateral Agent" shall mean such successor agent, and the former Administrative Agent's or Collateral Agent's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                           SECTION 10. MISCELLANEOUS

                 10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party which is party to the relevant Loan Documents may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party which is a party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount of any Loan or any L/C Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan or extend the final scheduled date of maturity of any Loan, or reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, or waive any mandatory prepayment or make any change in the application of any prepayment of the Loans specified in Section 2.16(b) and (c) in each case without the consent of each Lender directly affected thereby, (ii) extend the scheduled date or reduce the amount of any reduction of the Revolving Commitments referred to in Section 2.4(c) without the consent of each Lender directly affected thereby, (iii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, or consent to the assignment or transfer by any Loan
Party of any of its rights and obligations under this Agreement and the other Loan Documents or release all or a substantial portion of the Collateral (other than in connection with any sale or other disposition of assets permitted by
Section 7.6) or any guarantee of the Obligations, in each case, without the written consent of all the Lenders, (iv) reduce the percentage specified in the definition of Majority Facility Lender with respect to any Facility without the written consent of all the Lenders under such Facility, (v) amend, modify or waive any provision of Section 9 without the written consent of the Agents, or
(vi) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Notes. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                 10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, the Administrative Agent, the Collateral Agent and the Arranger, and as set forth in Schedule 1.1A in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrower:       Key Energy Group, Inc.
                             Two Tower Center, Tenth Floor
                             East Brunswick, New Jersey 08816
                             Attention: Mr. Stephen E. McGregor
                             Telecopy: (908) 659-1526
                             Telephone: (908) 247-5148

         The Administrative
         Agent:              PNC Bank, National Association
                             One PNC Plaza, Third Floor
                             249 Fifth Avenue
                             Pittsburgh, Pennsylvania 15222-2707
                             Attention: Mr. Thomas Majeski
                             Telecopy: (412) 762-2571
                             Telephone: (412) 762-2431

         with a copy to:     PNC Bank, National Association
                             One PNC Plaza, Fourth Floor Annex
                             249 Fifth Avenue
                             Pittsburgh, Pennsylvania 15222-2707
                             Attention: Ms. Arlene Ohler
                             Telecopy: (412) 762-8672
                             Telephone: (412) 762-3627
         The Collateral
         Agent:              Norwest Bank Texas, N.A.
                             500 West Texas Avenue
                             Midland, Texas 79701
                             Attention: Mr. Mark McKinney
                             Telecopy: (915) 685-5441
                             Telephone: (915) 685-5149

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.5, 2.8, 2.9 or 2.11 shall not be effective until received. Any notice or delivery to or from or consent required of the Borrower hereunder or pursuant to any other Loan Document may be made to or by the Borrower.

                 10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 10.4 Survival. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.


                 10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel (including any local counsel) to the Agents,
(b) to pay or reimburse each Lender and each of the Agents for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and counsel to the Agents, (c) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and each Agent and their respective officers, directors, trustees, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the Borrower, any of its Subsidiaries, any of its Excluded Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert, and hereby waives, and to cause each of its Subsidiaries not to assert and to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. The agreements in this Section 10.5 shall survive repayment of the Notes and all other amounts payable hereunder and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder.

                 10.6 Successors and Assigns; Participation and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                 (b) Any Lender may, without the consent of the Borrower, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees payable hereunder, postpone the date of the final maturity of the Notes, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or a substantial portion of the Collateral (other than in connection with any sale or other disposition of assets permitted by Section 7.6) or any guarantee of the Obligations, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                 (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or any Person under common management with any such Lender or, with the consent of the Borrower, the Administrative Agent and, in the case of an assignment of Commitments, the Issuing Lender (which, in each case, shall not be unreasonably withheld, delayed or conditioned), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement, the Letters of Credit and the Notes pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof or a Person under common management with such Lender, by the Borrower, the Administrative Agent and, in the case of an assignment of Revolving Commitments, the Issuing Lender) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (except with the consent of the Borrower and the Administrative Agent) (i) no such assignment to an Assignee (other than any Lender or any affiliate thereof or any Person under common management with such Lender) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement and the Notes) and (ii) subsequent to any such assignment the assigning Lender shall not retain an aggregate principal amount of less than $5,000,000 in Commitments and Loans. Such assignment need not be ratable as among any Commitments and/or Loans of the assigning Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this
Section 10.6, the consent of the Borrower shall not be required for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

                 (d) A Note and the Obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the Obligation(s) evidenced thereby on the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note(s) evidencing such Obligation(s), accompanied by an Assignment and Acceptance duly executed by the holder of such Note(s), and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s) and the old Notes(s) shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of a Note and the Obligation(s) evidenced thereby shall be effective unless it has been recorded in the Register as provided in this Section 10.6(d).

                 (e) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time and the registered owners of the Obligation(s) evidenced by the Note(s). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan or the Obligation evidenced by a Note recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof or a Person under common management with such Lender, by the Borrower, the Administrative Agent and the Issuing Lender) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Note of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment, upon request a Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

                 (g) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                 (h) Nothing herein shall prohibit or restrict any Lender from
(i) pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law or (ii) with the prior consent of the Administrative Agent and the Borrower (which, in each case, shall not be unreasonably withheld or delayed or conditioned), pledging its rights in connection with any Loan or Note to any other Person.

                 10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lender of a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof then due and owing to such Lender (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations then due and owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating (or, at the option of such Lender, a direct) interest in such portion of each such other Lender's Loan and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                 (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                 10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                 10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent, the Arranger and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Arranger or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                 10.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                 (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

                 10.13 Acknowledgements. The Borrower hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                 (b) neither any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                 (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                 10.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 10.15 Confidentiality. Each of the Agents and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Agents or any Lender from disclosing any such information (a) to the Agents any other Lender or any affiliate or investment advisor of any Lender, (b) to any Transferee or prospective Transferee which agrees to comply with the provisions of this
Section 10.15, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over such Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 10.15 or (h) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                 10.16 Enforceability; Usury. In no event shall any provision of this Agreement, the Notes, or any other instrument evidencing or securing the indebtedness of the Borrower hereunder ever obligate the Borrower to pay or allow any Lender to collect interest on the Notes or any other indebtedness of the Borrower hereunder at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "Highest Lawful Rate"), or obligate the Borrower to pay any taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Notes, would be held to constitute the payment by the Borrower of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary.

                 Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the indebtedness of the Borrower hereunder shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this Agreement or the Notes, any funds are applied to the payment of any part of the principal amount of the indebtedness of the Borrower hereunder prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the indebtedness of the Borrower hereunder remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the indebtedness of the Borrower hereunder, then the Lenders shall refund to the Borrower all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this Agreement, or in any of the written evidences of the indebtedness of the Borrower hereunder, the Borrower shall never be required to pay any unearned interest on such indebtedness or any portion thereof, and shall never be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

                 10.17 Intercreditor Agreement. Each Lender by its signature hereto or by its execution of an Assignment and Acceptance substantially in the form of Exhibit F hereby authorizes and directs and ratifies the execution and delivery by the Administrative Agent of the Intercreditor Agreement and each Lender agrees to be bound by the provisions thereof and shall have the rights and obligations of a Lender under the Intercreditor Agreement as provided therein to the same extent as if such Lender was a party thereto.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   KEY ENERGY GROUP, INC..


                                   By:        /s/ Stephen E. McGregor
                                            ---------------------------------
                                            Title: Executive Vice President


                                   PNC BANK, NATIONAL ASSOCIATION
                                   as Administrative Agent and as a Lender


                                   By:        /s/ Thomas K. Grundman
                                            ---------------------------------
                                            Title: Senior Vice President

                                  NORWEST BANK TEXAS, N.A.
                                  as Collateral Agent and Issuing Lender


                                  By:       /s/ Mark D. McKinney
                                           --------------------------------
                                           Title:  Senior Vice President

                                                                   Schedule 1.1A

                   Commitments; Lending Offices and Addresses


Name of Lender and                           Revolving          Tranche A Term           Tranche B Term
Information for Notices                      Commitment         Commitment               Commitment
PNC BANK,                                    $250,000,000       $150,000,000             $150,000,000
NATIONAL ASSOCIATION
     One PNC Plaza,Third Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention: Mr. Thomas Majeski
Telecopy: (412) 762-2571
Telephone: (412) 762-2431

                                                                   Schedule 1.1B

                               Mortgaged Property

                                                                   Schedule 1.1C

                        Oil and Gas Properties Mortgaged

                                                                    Schedule 3.1

                           Existing Letters of Credit

Account Party        Issuer       Amount       Number  Beneficiary

                                                                    Schedule 4.4

                                    Consents

                                                                    Schedule 4.8

                         Other Real Property Interests

                                                                   Schedule 4.15

                                  Subsidiaries

                                                                Schedule 4.19(b)

                            UCC Filing Jurisdictions

                                                                Schedule 4.19(c)

                         Mortgage Filing Jurisdictions

                                                                Schedule 4.19(d)

                   Oil and Gas Mortgage Filing Jurisdictions

                                                                Schedule 6.11(e)

          Mortgaged Properties to be Covered by Environmental Reports

                                                                    Schedule 7.2

                             Existing Indebtedness

                                                                    Schedule 7.3

                                 Existing Liens

                                                                 Schedule 7.9(C)


                       Additional Permitted Acquisitions

                                                                         ANNEX I

                                 PRICING GRID A



=================================================================================================================================
                                                        REVOLVING LOANS

=================================================================================================================================
    Level       Consolidated Leverage      Applicable Margin for Loans     Applicable Margin for Loans    Commitment Fee Rate
                        Ratio              which are Eurodollar Loans       which are Base Rate Loans

---------------------------------------------------------------------------------------------------------------------------------
     I        less than or equal to 3.0               1.50                             0.00                       0.25
                       to 1.0

---------------------------------------------------------------------------------------------------------------------------------
     II        greater than 3.0 to 1.0                1.75                             0.25                      0.375
              but less than or equal to
                     3.5 to 1.0

---------------------------------------------------------------------------------------------------------------------------------
     III       greater than 3.5 to 1.0                2.00                             0.50                      0.375
              but less than or equal to
                     4.0 to 1.0

---------------------------------------------------------------------------------------------------------------------------------
     IV        greater than 4.0 to 1.0                2.25                             0.75                       0.50
              but less than or equal to
                     4.5 to 1.0

---------------------------------------------------------------------------------------------------------------------------------
     V          greater than 4.5 to 1.0               2.50                             1.00                       0.50
              but less than or equal to
                     5.0 to 1.0

---------------------------------------------------------------------------------------------------------------------------------
     VI        greater than 5.0 to 1.0                2.75                             1.25                       0.50

=================================================================================================================================




=================================================================================================================================
                                             TRANCHE A TERM LOANS

=================================================================================================================================
    Level       Consolidated Leverage      Applicable Margin for Loans     Applicable Margin for Loans    Commitment Fee Rate
                        Ratio              which are Eurodollar Loans       which are Base Rate Loans
---------------------------------------------------------------------------------------------------------------------------------
     I        less than or equal to 3.0               1.50                             0.00                       0.25
                       to 1.0

---------------------------------------------------------------------------------------------------------------------------------
     II        greater than 3.0 to 1.0                1.75                             0.25                      0.375
              but less than or equal to
                     3.5 to 1.0

---------------------------------------------------------------------------------------------------------------------------------
     III       greater than 3.5 to 1.0                2.00                             0.50                      0.375
               but less thank or equal
                    to 4.0 to 1.0

---------------------------------------------------------------------------------------------------------------------------------
     IV        greater than 4.0 to 1.0                2.25                             0.75                       0.50
              but less than or equal to
                     4.5 to 1.0

---------------------------------------------------------------------------------------------------------------------------------
     V         greater than 4.5 to 1.0                2.50                             1.00                       0.50
              but less than or equal to
                     5.0 to 1.0

---------------------------------------------------------------------------------------------------------------------------------
     VI        greater than 5.0 to 1.0                2.75                             1.25                       0.50

=================================================================================================================================

==============================================================================================================================
                                                      TRANCHE B TERM LOANS

==============================================================================================================================
    Level      Consolidated Leverage      Applicable Margin for Loans    Applicable Margin for Loans     Commitment Fee Rate
                       Ratio              which are Eurodollar Loans      which are Base Rate Loans
------------------------------------------------------------------------------------------------------------------------------
     I         less than or equal to                 3.25                            1.75                        0.25
                     3.0 to 1.0

------------------------------------------------------------------------------------------------------------------------------
     II       greater than 3.0 to 1.0                3.25                            1.75                       0.375
               but less than or equal
                   to 3.5 to 1.0

------------------------------------------------------------------------------------------------------------------------------
     III      greater than 3.5 to 1.0                3.25                            1.75                       0.375
              but less thank or equal
                   to 4.0 to 1.0

------------------------------------------------------------------------------------------------------------------------------
     IV       greater than 4.0 to 1.0                3.25                            1.75                        0.50
               but less than or equal
                   to 4.5 to 1.0

------------------------------------------------------------------------------------------------------------------------------
     V        greater than 4.5 to 1.0                3.25                            1.75                        0.50
               but less than or equal
                   to 5.0 to 1.0

------------------------------------------------------------------------------------------------------------------------------
     VI        greater than > 5.0 to                 3.25                            1.75                        0.50
                        1.0

==============================================================================================================================

                                                                        ANNEX II

                                 PRICING GRID B



==============================================================================================================================

                                                        REVOLVING LOANS
==============================================================================================================================
    Level       Consolidated Leverage      Applicable Margin for Loans     Applicable Margin for Loans    Commitment Fee Rate
                        Ratio              which are Eurodollar Loans       which are Base Rate Loans
------------------------------------------------------------------------------------------------------------------------------
     I        less than or equal to 2.5               1.00                             0.00                       0.20
                       to 1.0
------------------------------------------------------------------------------------------------------------------------------
     II        greater than 2.5 to 1.0                1.25                             0.00                       0.25
              but less than or equal to
                     3.0 to 1.0
------------------------------------------------------------------------------------------------------------------------------
     III       greater than 3.0 to 1.0                1.50                             0.00                       0.30
              but less than or equal to
                     3.5 to 1.0
------------------------------------------------------------------------------------------------------------------------------
     IV        greater than 3.5 to 1.0                1.75                             0.25                       0.35
              but less than or equal to
                     4.0 to 1.0
------------------------------------------------------------------------------------------------------------------------------
     V         greater than 4.0 to 1.0                2.00                             0.50                       0.40
              but less than or equal to
                     4.5 to 1.0
------------------------------------------------------------------------------------------------------------------------------
     VI        greater than 4.5 to 1.0                2.25                             0.75                       0.50
==============================================================================================================================



==============================================================================================================================

                                                        TRANCHE A TERM LOANS
==============================================================================================================================
    Level       Consolidated Leverage      Applicable Margin for Loans     Applicable Margin for Loans    Commitment Fee Rate
                        Ratio              which are Eurodollar Loans       which are Base Rate Loans
------------------------------------------------------------------------------------------------------------------------------
     I         equal to or lesser than                1.00                             0.00                       0.20
                     2.5 to 1.0
------------------------------------------------------------------------------------------------------------------------------
     II        greater than 2.5 to 1.0                1.25                             0.00                       0.25
              but less than or equal to
                     3.0 to 1.0
------------------------------------------------------------------------------------------------------------------------------
     III       greater than 3.0 to 1.0                1.50                             0.00                       0.30
              but less than or equal to
                     3.5 to 1.0
------------------------------------------------------------------------------------------------------------------------------
     IV        greater than 3.5 to 1.0                1.75                             0.25                       0.35
              but less than or equal to
                     4.0 to 1.0
------------------------------------------------------------------------------------------------------------------------------
     V         greater than 4.0 to 1.0                2.00                             0.50                       0.40
              but less than or equal to
                     4.5 to 1.0
------------------------------------------------------------------------------------------------------------------------------
     VI        greater than 4.5 to 1.0                2.25                             0.75                       0.50
==============================================================================================================================

==============================================================================================================================

                                                      TRANCHE B TERM LOANS
==============================================================================================================================
    Level      Consolidated Leverage      Applicable Margin for Loans    Applicable Margin for Loans     Commitment Fee Rate
                       Ratio              which are Eurodollar Loans      which are Base Rate Loans
------------------------------------------------------------------------------------------------------------------------------
     I         less than or equal to                 2.75                            1.25                        0.20
                     2.5 to 1.0
------------------------------------------------------------------------------------------------------------------------------
     II       greater than 2.5 to 1.0                2.75                            1.25                        0.25
               but less than or equal
                   to 3.0 to 1.0
------------------------------------------------------------------------------------------------------------------------------
     III      greater than 3.0 to 1.0                2.75                            1.25                        0.30
               but less than or equal
                   to 3.5 to 1.0
------------------------------------------------------------------------------------------------------------------------------
     IV       greater than 3.5 to 1.0                2.75                            1.25                        0.35
               but less than or equal
                   to 4.0 to 1.0
------------------------------------------------------------------------------------------------------------------------------
     V        greater than 4.0 to 1.0                2.75                            1.25                        0.40
               but less than or equal
                   to 4.5 to 1.0
------------------------------------------------------------------------------------------------------------------------------
     VI       greater than 4.5 to 1.0                2.75                            1.25                        0.50
==============================================================================================================================